Exhibit 10.1

EXECUTION VERSION

LOAN AGREEMENT

Dated as of October 28, 2014

among

PLYMOUTH INDUSTRIAL OP, LP,
Borrower,

PLYMOUTH INDUSTRIAL REIT, INC.,
Guarantor,

Plymouth 8288 Green Meadows LLC;
Plymouth 8273 Green Meadows LLC;
Plymouth 7001Americana LLC;
Plymouth 3100 Creekside LLC;
Plymouth Shelby LLC;
Plymouth 3940 Stern LLC;
Plymouth 1875 Holmes LLC;
Plymouth 1355 Holmes LLC;
Plymouth 189 Seegers LLC;
Plymouth 11351 West 183rd LLC;
Plymouth 2401 Commerce LLC;
Plymouth 210 American LLC; and
Plymouth 3500 Southwest LLC,
Property Guarantors

and

THE LENDERS FROM TIME TO TIME A PARTY HERETO,
Lenders

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of October 28, 2014, by and among (1) PLYMOUTH INDUSTRIAL OP, LP, a Delaware limited partnership (“Borrower”), (2) PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (“Plymouth REIT”), (3) Plymouth 8288 Green Meadows LLC, a Delaware limited liability company; Plymouth 8273 Green Meadows LLC, a Delaware limited liability company; Plymouth 7001Americana LLC, a Delaware limited liability company; Plymouth 3100 Creekside LLC, a Delaware limited liability company; Plymouth Shelby LLC, a Delaware limited liability company; Plymouth 3940 Stern LLC, a Delaware limited liability company; Plymouth 1875 Holmes LLC, a Delaware limited liability company; Plymouth 1355 Holmes LLC, a Delaware limited liability company; Plymouth 189 Seegers LLC, a Delaware limited liability company; Plymouth 11351 West 183rd LLC, a Delaware limited liability company; Plymouth 2401 Commerce LLC, a Delaware limited liability company; Plymouth 210 American LLC, a Delaware limited liability company; and Plymouth 3500 Southwest LLC, a Delaware limited liability company (collectively, together with any other Subsidiary of Borrower that acquires a Collateral Property and executes a Guaranty, “Property Guarantors”) and (4) the lenders from time to time a party hereto (together with their respective successors, assigns and participants, each a “Lender” and collectively, the “Lenders”).

PRELIMINARY STATEMENTS:

Each Property Guarantor is a special purpose entity owned directly or indirectly by Borrower to make and administer various investments in the Collateral Properties (as defined below).

Plymouth REIT owns, directly and indirectly, all of the ownership interests in Borrower.

Borrower, Plymouth REIT and Property Guarantors have requested that the Lenders provide a credit facility to Borrower (i) to enable Borrower to use the proceeds of Loans made hereunder to repay its existing indebtedness, (ii) to enable Borrower to use the proceeds of Loans made hereunder to make an Investment in a Property Guarantor in an amount sufficient so that such Property Guarantor can use 100% of the proceeds of such Investment to fund the acquisition by such Property Guarantor of its Collateral Properties, (iii) to enable Borrower to use the proceeds of Loans made hereunder to pay the Monthly Debt Service Payment Amount (as hereinafter defined) through the Stated Maturity Date (as hereinafter defined), and (iv) to pay certain fees and expenses and fund working capital needs as approved by the Required Lenders (including, without limitations, the Lenders’ and Collateral Agent’s fees hereunder, the Lenders’ and Collateral Agent’s counsel fees and expenses in connection with the preparation and negotiation of the Loan Documents) and the Lenders have indicated their willingness to lend to Borrower on the terms and subject to the conditions set forth herein.

Now, therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.      Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Appraisal” means a written appraisal (a) prepared by a qualified professional independent MAI appraiser acceptable to the Required Lenders, (b) meeting the Lenders’ customary independent appraisal requirements and otherwise acceptable to Lender as to form, assumptions, substance and appraisal date, (c) prepared in compliance with FIRREA, and (d) prepared in connection with the making of the Loans hereunder. The Required Lenders, in their sole discretion, shall have the right to have, or have its counsel have, at Borrower’s expense, an updated appraisal prepared for any Collateral Property whose most recent Acceptable Appraisal is dated more than six (6) months prior to the Closing Date. Borrower shall, at all times, cooperate with any reasonable requests in connection with the completion of such updated appraisals.

“Act” has the meaning specified in Section 6.34.

“Additional Collateral Property” means (a) each property listed on Schedule 6.15 as an “Additional Collateral Property”, together with all “Mortgaged Property” defined in the Mortgages with respect to such project and (b) any other property that is satisfactory to the Required Lenders in their sole discretion.

“Additional Collateral Property Requirements” means the delivery to the Lenders of the items required by Section 5.03 and such other information, reports or other materials as Collateral Agent or the Lenders may reasonably request.

Any potential Additional Collateral Property must be approved by the Required Lenders before such addition becomes effective and before Borrower will be permitted to request an advance of the Loans in respect of such Additional Collateral Property. Upon satisfaction of all conditions for any property being accepted as an Additional Collateral Property, Borrower shall, or shall cause the applicable Loan Party, to execute, deliver and cause to be filed Mortgages (or amendments to any existing Mortgages) which are effective to create in favor of Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable Lien (subject to Permitted Liens) and security interest in such Property (or such ground leasehold interest in such Property, if applicable), which such Mortgages when filed in the appropriate offices for the locations specified in such Mortgages, shall constitute a Lien (subject to Permitted Liens) on, and security interest in, all right, title and interest of the grantors thereunder in such Additional Collateral Property, in each case prior and superior in right to any other Lien (other than Permitted Liens).

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

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“Affiliated Manager” means any property manager which is an Affiliate of a Loan Party, or in which a Loan Party has, directly or indirectly, any legal, beneficial or economic Equity Interest.

“Agreement” has the meaning specified in the introductory paragraph.

“ALTA” means the American Land Title Association, or any successor thereto.

“Annual Budget” means an operating budget for each Collateral Property prepared by Plymouth REIT, including all planned Capital Expenditures for each Collateral Property, for the applicable fiscal year or other period.

“Appraised Value” means the “as is” market value for a Collateral Property set forth in the most recent Acceptable Appraisal, or if an Acceptable Appraisal has not been obtained, such other indication of the “as-is” market value for a Collateral Property reasonably determined by the Required Lenders.

“Approved Annual Budget” has the meaning specified in Section 7.10(e).

“Assignment of Leases and Rents” means with respect to each Collateral Property that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the relevant Property Guarantor, as assignor, to Collateral Agent, as assignee, assigning to Collateral Agent on behalf of the Secured Parties all of such Property Guarantor’s interest in and to the Leases and Rents of such Collateral Property as security for the Obligations.

“Assignment of Management Agreement” means with respect to each Collateral Property that certain Assignment and Subordination of Management Agreement, dated as of the date hereof, from the relevant Property Guarantor, as assignor, to Collateral Agent, as assignee, assigning to Collateral Agent on behalf of the Secured Parties all of such Property Guarantor’s interest in and to the management agreement for such Collateral Property as security for the Obligations.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Collateral Property.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. sections 101 et seq.

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“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of Required Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the introductory paragraph.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Event” means, with respect to Plymouth REIT, the initial public offering of its shares on a national exchange with an implied equity valuation of not less than $150,000,000.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Casualty” has the meaning specified in Section 9.02.

“Casualty Consultant” has the meaning specified in Section 9.04(e).

“Casualty Retainage” has the meaning specified in Section 9.04(f).

“Certification of Non-Foreign Status” means an affidavit, signed under penalty of perjury by an authorized officer of each Loan Party, stating (a) that such Loan Party is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder, (b) such Loan Party’s U.S. employer identification number, and (c) the address of such Loan Party’s principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Code, and shall otherwise be in form and substance acceptable to the Required Lenders.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 49.99% of the then-exercisable aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Plymouth REIT; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Plymouth REIT by Persons who were neither (i) nominated by the board of directors of Plymouth REIT or the Lenders nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of Plymouth REIT by any Person or group; or (d) Plymouth REIT or a wholly-owned Subsidiary of Plymouth REIT shall cease to be the sole general partner of Borrower.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 12.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (a) all of the “Collateral” and “Mortgaged Property” referred to in the Mortgages, and (b) all of the other property that is or is intended under the terms of the Loan Documents to be subject to Liens in favor of Collateral Agent for the benefit of the Secured Parties.

“Collateral Agency Agreement” means the Collateral Agency Agreement dated as of the date hereof among the Collateral Agent, the Lenders and the Loan Parties.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent for the benefit of the Lenders, together with its successors and assigns in such capacity.

“Collateral Document” means, collectively each Mortgage, each Assignment of Leases and Rents, each Assignment of Management Agreement, each Pledge Agreement, the Security Agreement and all financing statements, instruments, documents or filings necessary to establish or maintain Liens in favor of Collateral Agent for the benefit of the Secured Parties.

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“Collateral Property” means each Initial Collateral Property and each Additional Collateral Property.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Collateral Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Collateral Property or any part thereof.

“Condemnation Proceeds” has the meaning specified in Section 9.04(b).

“Constituent Member” has the meaning specified in Section 12.09.

“Consumer Price Index” means the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the United States Bureau of Labor Statistics.

“Contract Rate” means, (a) as to Tranche A, ten percent (10%) per annum, (b) as to Tranche B, fifteen percent (15%) per annum and (c) as to Tranche C, prior to the occurrence of the Tranche C Trigger Date, zero percent (0%) per annum, and from and after the occurrence of the Tranche C Trigger Date, fifteen percent (15%) per annum.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Service” means, for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, in each case, of or by any Loan Party, for such period plus (b) any and all scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that are to become (or deemed to become) due and payable during such period pursuant to any agreement or instrument to which a Loan Party is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, and (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business). Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

“Debt Service Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio in which:

(a)      the numerator is Net Operating Income of the Loan Parties for the immediately preceding calendar month annualized; and

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(b)      the denominator is the aggregate amount of principal and interest payments on the Loans calculated for the current month using the Outstanding Amount at the time of such calculation, an interest rate per annum equal to the applicable Contract Rate, less the applicable paid in kind interest rate, at the time of such calculation.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the applicable Contract Rate plus eight percent (8.0%) per annum.

“Director Agreement” means the Agreement dated as of the date hereof between Plymouth REIT and the Lenders regarding appointment of members of the Board of Directors.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, at any date of determination, for any period an amount equal to (a) the aggregate net income (or loss) of Borrower and its Subsidiaries for such period, plus (b) the following to the extent deducted in calculating such net income (loss): (i) Debt Service; (ii) the provision for Federal, state, local and foreign income taxes payable; (iii) depreciation and amortization expense; and (iv) other non-recurring expenses reducing such net income (loss) which do not represent a cash item in such period or any future period (in each case of or by Borrower for such period), and (v) amortization of intangibles for such period, all extraordinary nonrecurring items of expense, such as employee severance expenses and hurricane expenses, non-cash impairment charges, non-cash write-offs of deferred financing costs (provided, however, that in the case of clause (iv) and clause (v) above, Borrower will use the same amounts for “non-recurring expenses” as Borrower’ Affiliates have included in public disclosure as a reconciling item to “Adjusted EBITDA”, allocated to the Collateral Properties to the extent applicable to the Collateral Properties), and costs, premiums and penalties arising by contract in connection with the prepayment of indebtedness, minus (c) the following to the extent included in calculating such net income (loss): (i) Federal, state, local and foreign income tax credits, and (ii) all non-recurring non-cash items increasing net income (in each case of or by Borrower for such period), if and to the extent that such amounts of “non-recurring non-cash items” have been included by Borrower’ Affiliates in public disclosures as a reconciling item to “Adjusted EBITDA”, allocated to the Collateral Properties to the extent applicable to the Collateral Properties.

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“Emergency Repairs” has the meaning specified in Section 9.04(b).

“Environmental Indemnity” means that certain indemnity executed by each Loan Party in favor of Collateral Agent and the Lenders.

“Environmental Laws” means any and all present and future Federal, state, local, and foreign (if applicable) statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or any Release of Hazardous Materials, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems (whether common law, statute, rule, order, regulation or otherwise), and other requirements or guidelines of Governmental Authorities applicable to the Collateral Properties and relating to the environment and environmental conditions or to any Hazardous Materials or Hazardous Materials Activity (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq. (“CERCLA”), the Hazardous Materials Transportation Act, 49 U.S.C. § 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq., the Clean Air Act, 33 U.S.C. § 7401, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601-2629, the Safe Drinking Water Act, 42 U.S.C. § 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101, the Solid Waste Disposal Act, 42 U.S.C. §6901, Occupational Safety and Health Act, 29 U.S.C. §651, et seq., and any so-called “Super Fund” or “Super Lien” law, environmental Laws administered by the Environmental Protection Agency, any similar state and local Laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” has the meaning specified in Section 7.18(a).

“Environmental Report” has the meaning specified in Section 5.01(a)(xii).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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“Equity Proceeds” means cash proceeds actually received by or on behalf of Plymouth REIT or Borrower, net of discounts, commissions, and any other related costs or expenses, in respect of any issuance by Plymouth REIT or Borrower of its Equity Interests or the receipt by Plymouth REIT or Borrower of any capital contribution (other than issuances of Equity Interests (a) to, or otherwise acquired by, directors, officers or employees of Plymouth REIT pursuant to any stock option, restricted stock or similar compensation plan approved by the board of directors of Plymouth REIT, (b) upon redemption of any units in Plymouth REIT, or (c) in exchange for the contribution of real property or other non-cash assets).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” has the meaning specified in Section 10.01.

“Excluded Taxes” means, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Loan Party is located.

“Extension” means the extension of the Stated Maturity Date pursuant to Section 2.09.

“Extension Effective Date” has the meaning specified in Section 2.09.

“Extension Period” means the period from the Extension Effective Date through the Stated Maturity Date as extended pursuant to Section 2.09.

“Facility” means at any time, the aggregate principal amount of the Loans outstanding at such time, as applicable.

“Facility Extension Request” means a request for extension of the Stated Maturity Date in form and substance reasonably acceptable to the Required Lenders.

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“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Required Lenders from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter agreement dated as of the date hereof among the Borrower, Senator Investment Group, LP, and Senator Global Opportunity Master Fund L.P. regarding the fees payable in connection with this Agreement.

“FIRREA” means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31, during the term of the Loans.

“Flood Insurance Acts” has the meaning specified in Section 9.01(a)(vii).

“Flood Insurance Policies” has the meaning specified in Section 9.01(a)(vii).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Amounts” means the Initial Funding Amount and the Property Funding Amounts.

“Funding Date” means the Initial Funding Date, the Future Funding Dates, and the date, if any, on which Required Lenders approve the acquisition by a Loan Party of an Additional Collateral Property and the portion of the Loans from the Tranche A Unfunded Commitment Amount and/or the Tranche B Unfunded Commitment Amount to be advanced in respect thereof.

“Future Funding Date” means any date after the Initial Funding Date on which the conditions precedent in Section 5.02 or Section 5.03 (as applicable) are satisfied or waived and a portion of the Tranche A Initial Amount and the Tranche B Initial Amount is advanced to the Borrower to acquire a Collateral Property.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Gross Income from Operations” means, for any period, all income and revenue, computed in accordance with GAAP, derived from the ownership and operation of the Collateral Properties from whatever source, including, but not limited to, the Rents, utility charges, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower (or their predecessors in title) to any Governmental Authority, interest on credit accounts, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits, escalations, forfeited security deposits. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in a Collateral Property or any part thereof.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means Plymouth REIT, the Property Guarantors and each other Person that shall be required to execute and deliver a Guaranty pursuant to this Agreement.

“Guaranty” means, collectively, that certain Guaranty of Payment dated as of the date hereof made by Plymouth REIT and each Property Guarantor in favor of the Lenders, and any other guaranty executed by any other Person from time to time in favor of the Lenders.

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“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; toxic mold; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is friable; any substance the presence of which on the Collateral Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“Improvements” shall have the meaning specified in the related Mortgage with respect to each Collateral Property.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)      all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)      the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)      all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the date on which such trade account was created);

(d)      indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)      all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(f)      all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g)      all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

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“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 12.04(b).

“Information” has the meaning specified in Section 12.07.

“Initial Collateral Property” means, each project listed on Schedule 6.15 as an “Initial Collateral Property” together with all “Mortgaged Property” defined in the Mortgages with respect to such project.

“Initial Funding Amount” means the amount set forth on the Loan Schedule as the “Initial Funding Amount”.

“Initial Funding Date” means the first date on or after the Closing Date on which a portion of the Tranche A Initial Loans and the Tranche B Initial Loans are advanced to the Borrower.

“Insurance Premiums” has the meaning specified in Section 9.01(b).

“Insurance Proceeds” has the meaning specified in Section 9.04(b).

“Interest Payment Date” means the last day of each month, or if such day is not a Business Day, the immediately preceding Business Day, and the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leases” has the meaning specified in the Mortgage with respect to each Collateral Property.

“Legal Requirements” means, with respect to each Collateral Property, Laws affecting any Property Guarantor or any Manager with respect to any Collateral Property or any part thereof, or the ownership, zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all material permits, licenses and authorizations and regulations relating thereto, and all material covenants, REAs, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Loan Party, at any time in force affecting such Collateral Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Collateral Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

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“Lender” and “Lenders” have the meanings specified in the introductory paragraph.

“Lender Claims” has the meaning specified in Section 12.20(c).

“Lender Group” has the meaning specified in Section 12.20(c).

“Lender Transfer” has the meaning specified in Section 12.06(b).

“Licenses” has the meaning specified in Section 6.21.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), encumbrance, charge, deed of trust or other security interest, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“LLC Agreement” has the meaning specified in Section 6.34.

“Loan Documents” means, collectively, this Agreement, the Note, each Guaranty, the Collateral Documents, the Environmental Indemnity, the Fee Letter, the Collateral Agency Agreement, the Director Agreement, and all other documents executed and/or delivered in connection with the Facility.

“Loan to Value Ratio” means, as of any date of determination the ratio of (a) the sum of the Outstanding Amount under this Facility to (b) the aggregate Appraised Value of all Collateral Properties.

“Loan Parties” means, collectively, Borrower and Guarantors, and “Loan Party” means any one of the Loan Parties.

“Loan Schedule” means the Loan Schedule attached to this Agreement, which sets forth the commitments of the Lenders and the Funding Amounts.

“Loan Party Group” has the meaning specified in Section 12.20(c).

“Loans” has the meaning specified in Section 2.01(b).

“Major Lease” means: any lease which together with all other leases to the same tenant and to all Affiliates of such tenant, (a) provides for ten percent (10%) or more of the total gross income for such Collateral Property, and (b) covers five percent (5%) or more of the total space at such Collateral Property, and any instrument guaranteeing or providing credit support for any Major Lease.

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“Make-Whole Premium” means: (a) with respect to any prepayment or repayment of the Tranche A, a premium in an amount equal to two percent (2.0%) of the outstanding balance of Tranche A if such prepayment or repayment occurs on or prior to the Stated Maturity Date (without giving effect to any Extension), and four percent (4.0%) thereafter, (b) with respect to any prepayment or repayment of Tranche B, a premium in an amount equal to four percent (4.0%) of the outstanding balance of Tranche B if such prepayment or repayment occurs on or prior to the Stated Maturity Date (without giving effect to any Extension), and five percent (5.0%) thereafter, and (c) with respect to any prepayment or repayment Tranche C after the Tranche C Trigger Date, a premium in an amount equal to four percent (4.0%) of the outstanding balance of Tranche C if such prepayment or repayment occurs on or prior to the Stated Maturity Date (without giving effect to any Extension), and five percent (5.0%) thereafter.

“Management Agreements” means, the management agreements identified on Schedule 6.29 or, if the context requires, any Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement and “Management Agreement” means any of the Management Agreements.

“Management Fee” means, collectively, the fees payable to the applicable Manager pursuant to its applicable Management Agreement.

“Manager” means, for each Collateral Property, the property manager identified in the definition of each Management Agreement, or, if the context requires, any other Qualified Manager who is managing any Collateral Property in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of Loan Parties and their respective Subsidiaries taken as a whole, or the condition of or ownership by Loan Parties of the Collateral Properties, taken as a whole; (b) a material impairment of the rights and remedies of Collateral Agent or the Lenders under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Property Event” means, with respect to any Collateral Property, the occurrence of any event or circumstance that could reasonably be expected to result in a (a) material adverse effect with respect to the financial condition or the operations of such Collateral Property, (b) material adverse effect on the Appraised Value of such Collateral Property (which shall not include any such change in Appraised Value due to a general decline in the relevant market for such real property), (c) Plymouth REIT receives an adverse letter ruling in respect of its status as a real estate investment trust or otherwise ceases to qualify as a real estate investment trust or (d) material adverse effect on the title of such Collateral Property not covered by the Title Policies.

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“Material Title Defects” means, with respect to any Collateral Property, defects, Liens (other than Liens for local real estate taxes and similar local governmental charges and Permitted Liens), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably determine that such exceptions, individually or in the aggregate, materially impair the title, ownership, use, value or operations of the Collateral Property in question) or which could reasonably be expected to result in a Material Property Event).

“Maturity Date” means the earliest of (a) the Stated Maturity Date, and (b) the date upon which the Lenders declare the Obligations due and payable after the occurrence of an Event of Default.

“Maximum Rate” has the meaning specified in Section 12.10.

“Member” has the meaning specified in Section 6.34.

“Monthly Debt Service Payment Amount” means the amount of interest due and payable on each Interest Payment Date, pursuant to this Agreement.

“Mortgage” means, with respect to each Initial Collateral Property or any Additional Collateral Property, that certain first priority (Fee and/or Leasehold) Mortgage (or Deed of Trust), Assignment of Leases and Rents, Security Agreement and Fixture Filing executed and delivered by a Property Guarantor with respect to any Initial Collateral Property or Additional Collateral Property in favor of Collateral Agent for the benefit of the Secured Parties as security for the Obligations and encumbering such Initial Collateral Property or Additional Collateral Property.

“Net Cash Flow” means, for any calendar quarter (or portion thereof), EBITDA for such period, less (a) the aggregate amount of Debt Service due and owing on the Loans for such calendar quarter, and the actual amounts paid for Capital Expenditures for such period.

“Net Operating Income” for any period means total revenue (including rental revenue, tenant reimbursements, management, leasing and development service revenues and other income), less property-level operating expenses for such period (including Capital Expenditures).

“Net Proceeds” has the meaning specified in Section 9.04(b).

“Net Proceeds Deficiency” has the meaning specified in Section 9.04(h).

“Non-Permitted Action” has the meaning specified in Section 12.20(c).

“Note” or “Notes” means, individually or collectively, respectively, the Tranche A Note, the Tranche B Note and the Tranche C Note, together with any and all amendments, restatements, extensions or renewals thereto or substitutions therefor.

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“O&M Program” means, with respect to each applicable Collateral Property, the operations and maintenance program required for such Collateral Property under Section 7.24, which program shall be developed by Borrower and approved by the Required Lenders, as the same may be amended, replaced, supplemented or otherwise modified from time to time with the consent of the Required Lenders, which shall not be unreasonably withheld.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loans, including the principal of the Loans, interest, fees, indemnities, costs, expenses, the Tranche A Additional Amount, the Tranche B Additional Amount, the Tranche C Additional Amount, the Tranche C Noncash Fee Amount, the applicable Make-Whole Premiums, and the Prepayment Premium, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Officer’s Certificate” means the certificate of a Responsible Officer of the applicable Borrower, which shall be in form and substance reasonably satisfactory to the Required Lenders.

“Operating Expenses” means the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Collateral Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, Management Fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments permitted hereunder, and other similar costs, but excluding depreciation, Debt Service and Capital Expenditures.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Charges” means all personal property taxes, ground rents, maintenance charges, impositions other than Taxes and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Collateral Property, now or hereafter levied or assessed or imposed against such Collateral Property or any part thereof.

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“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means the aggregate outstanding principal amount of Loans (including the Tranche A Additional Amount, the Tranche B Additional Amount, and the Tranche C Additional Amount) after giving effect to any borrowings and prepayments or repayments as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 12.06(d).

“Patriot Act” has the meaning specified in Section 12.17.

“Permitted Investments” means:

(a)      direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)      investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P;

(c)      investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than Five Hundred Million Dollars ($500,000,000);

(d)      fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)      money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and (iii) have portfolio assets of at least Five Billion Dollars ($5,000,000,000).

“Permitted Lien” has the meaning specified in Section 8.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Personal Property” means all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in, and subject to the provisions of, the UCC), other than fixtures (as defined in, and subject to the provisions of, the UCC), which are now or hereafter owned by a Property Guarantor and which are located within or about the Collateral Property.

“Physical Condition Report” means, with respect to each Collateral Property, a structural engineering report prepared by a company satisfactory to the Required Lenders regarding the physical condition of such Collateral Property, satisfactory in form and substance to the Required Lenders in its reasonable discretion.

“PIK Termination Date” has the meaning specified in Section 2.05(c).

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Assets” has the meaning set forth in 29 C.F.R. section 25 10.3-101, as modified by Section 3(42) of ERISA.

“Pledge Agreement” means, collectively: (i) that certain Pledge and Security Agreement dated as of the date hereof by and between Plymouth REIT and Collateral Agent, and (ii) that certain Pledge and Security Agreement dated as of the date hereof by and between Borrower and Collateral Agent; pursuant to which all ownership interests in Borrower and each Property Guarantor are pledged to Collateral Agent for the benefit of the Secured Parties as security for the repayment of the Obligations.

“Plymouth REIT” has the meaning specified in the introductory paragraph.

“Policies” has the meaning specified in Section 9.01(b).

“Policy” has the meaning specified in Section 9.01(b).

“Prepayment Amount” means an amount equal to the sum of (a) the principal amount of the Loans, including, without limitation, the Tranche A Additional Amount plus the Tranche B Additional Amount plus the Tranche C Additional Amount plus the Tranche C Noncash Fee Amount, (b) all interest thereon, calculated at the Default Rate, which would have accrued from the initial Funding Date to the Stated Maturity Date (less Debt Service actually paid to the Lenders to the date of calculation of the Prepayment Amount), (c) the applicable Make-Whole Premiums, and (d) a prepayment premium (the “Prepayment Premium”) equal to three (3.0%) of the amounts in (a), (b) and (c).

“Prepayment Premium” has the meaning specified in the definition of Prepayment Amount.

“Principal” means, with respect to any limited liability company, its sole member; and with respect to any limited partnership, its general partner.

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“Property Funding Amount” means the amount of any Loans to be advanced on the Initial Funding Date or any Future Funding Date for the acquisition of any Collateral Property as shall be agreed by Borrower and the Required Lenders prior to such acquisition, in the approximate amount as set forth on the Loan Schedule with respect such Collateral Property.

“Property Guarantors” has the meaning specified in the introductory paragraph.

“Qualified Insurer” has the meaning specified in Section 9.01(b).

“Qualified Manager” means any Loan Party, Manager or another reputable and experienced professional management organization prior to whose employment as manager of a Collateral Property shall have been approved by the Required Lenders, which approval shall not be unreasonably withheld, delayed or conditioned.

“REAs” means each construction, operation, and reciprocal easement agreements or similar agreements (including any separate agreements or other agreements between a Loan Party and one or more other parties to any REA with respect to such REA) affecting any Collateral Property or portion thereof, and “REA” means any one of the REAs.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under Sections 856 through 860 of the Code.

“REIT Ruling Request” has the meaning specified in Section 7.23.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” of any Hazardous Materials means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Remaining Tranche A Amount” has the meaning specified in Section 2.10.

“Renewal Lease” has the meaning specified in Section 7.16(a).

“Rents” has the meaning specified in Article I of the Mortgage with respect to each Collateral Property.

“Replacement Management Agreement” means, collectively, either (a) a management agreement with a Qualified Manager substantially in the same form and substance as the initial Management Agreement for such Collateral Property, or (b) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to the Required Lenders in form and substance.

“Required Lenders” means the holders(s) of at least a majority of the aggregate principal amount of the Notes from time to time outstanding.

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“Required Repairs” has the meaning specified in Section 9.05.

“Responsible Officer” means the chief executive officer, president or any vice president of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary organizational action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restoration” means the repair and restoration of a Collateral Property after a Casualty or Condemnation as nearly as possible to the condition the Collateral Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by the Required Lenders, and in accordance with applicable Laws.

“Restricted Party” means any Loan Party, any Principal of a Loan Party or any Affiliated Manager or any shareholder, partner or member or any direct or indirect legal or beneficial owner of, any Loan Party, any Principal of a Loan Party or any Affiliated Manager; provided, however, that for purposes of Section 8.03 only in no event shall (a) Plymouth REIT be deemed a Restricted Party, nor (b) any direct or indirect beneficial owner of the entities listed in (a) be deemed a Restricted Party solely because of its direct or indirect beneficial ownership of such entities.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Secured Parties” means the Lenders and the Collateral Agent.

“Security Agreement” means that certain Security Agreement dated as of the date hereof between Borrower and Collateral Agent, pursuant to which Borrower has granted security interests in its assets to the Collateral Agent for the benefit of the Secured Parties as security for the repayment of the Obligations.

“Security Deposit” has the meaning specified in Section 7.16(e).

“Servicer” has the meaning specified in Section 12.09.

“Special Member” has the meaning specified in Section 6.34.

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“Stated Maturity Date” means April 28, 2015 (which is the six (6) month anniversary of the initial Funding Date), or such later date as may be extended pursuant to Section 2.09.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Survey” has the meaning specified in Section 5.01(a)(ix).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terrorism Insurance” has the meaning specified in Section 9.01(a)(x).

“Terrorism Insurance Cap” has the meaning specified in Section 9.01(a)(x).

“Terrorism Insurance Required Amount” has the meaning specified in Section 9.01(a)(x).

“Title Company” means such title insurance companies acceptable to the Required Lenders.

“Title Insurance Commitments” means the commitments to issue the Title Policies, issued by the Title Company for each Collateral Property, along with copies of all instruments creating or evidencing exceptions or encumbrances to title.

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“Title Policies” means an ALTA or equivalent form of Mortgagee Title Policy from the Title Company and insuring the priority and sufficiency of the Mortgages as first Liens upon the applicable Collateral Properties, (a) in an aggregate amount acceptable to the Required Lenders, (b) showing all easements or other matters affecting the Collateral Properties, all subject only to such exceptions or qualifications as are reasonably acceptable to the Required Lenders, (c) insuring the priority of Collateral Agent’s Liens granted by the Mortgages against all possible contractors’, suppliers, and mechanics’ lien claims that heretofore or hereafter arise, as well as survey matters which could result in a Material Title Defect, and (d) to the extent available at commercially reasonable rates, containing any customary endorsements or assurances that the Required Lenders may request for protection of its interests including, but not limited to (i) zoning endorsements, (ii) variable rate endorsements, (iii) usury endorsements, (iv) comprehensive endorsements, (v) access endorsements, insuring that there will be at least one location at each Collateral Property with unlimited vehicular ingress and egress to an adjacent street, and (vi) other customary endorsements requested by the Required Lenders and its counsel.

“Tranche A” means all Obligations with respect to the Tranche A Loans, including, without limitation, under the Tranche A Notes (including Tranche A Additional Amounts under each such Notes).

“Tranche A Additional Amount” has the meaning specified in Section 2.05(c).

“Tranche A Initial Amount” has the meaning specified in Section 2.01(a).

“Tranche A Lenders” means those Lenders designated on the Loan Schedule as advancing proceeds of the Tranche A Loans.

“Tranche A Loans” has the meaning specified in Section 2.01(a).

“Tranche A Note” means, individually and collectively, respectively, each Promissory Note (Tranche A) dated as of the date hereof made by Borrower to the order of a Lender, in the aggregate original principal amount of Tranche A, together with any and all amendments, restatements, extensions or renewals thereto or replacements or substitutions therefor.

“Tranche A Portion” means the portion of any Funding Amount to be funded by Tranche A Loans, as set forth in the Loan Schedule.

“Tranche A Unfunded Commitment Amount” has the meaning specified in Section 2.01(a).

“Tranche B” means all Obligations with respect to the Tranche B Loans, including, without limitation, under the Tranche B Initial Note and the Tranche B Subsequent Note (including Tranche B Additional Amounts under each such Notes).

“Tranche B Additional Amount” has the meaning specified in Section 2.05(d).

“Tranche B Initial Amount” has the meaning specified in Section 2.01(b).

“Tranche B Initial Loans” has the meaning specified in Section 2.01(b).

“Tranche B Initial Note” has the meaning specified in Section 2.01(b).

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“Tranche B Lenders” means those Lenders designated on the Loan Schedule as advancing proceeds of the Tranche B Loans.

“Tranche B Loans” has the meaning specified in Section 2.01(b).

“Tranche B Initial Note” has the meaning specified in Section 2.01(b).

“Tranche B Notes” means, individually and collectively, the Tranche B Initial Note(s) and the Tranche B Subsequent Note(s), which may be combined into a single Tranche B Note for each Lender.

“Tranche B Portion” means the portion of any Funding Amount to be funded by Tranche B Loans, as set forth in the Loan Schedule.

“Tranche B Subsequent Loans” has the meaning specified in Section 2.01(b).

“Tranche B Subsequent Note” and “Tranche B Subsequent Notes” means, individually and collectively, respectively, each Promissory Note (Tranche B) made by Borrower to the order of a Lender, in the aggregate original principal amount of the Tranche B Subsequent Loans, together with any and all amendments, restatements, extensions or renewals thereto or replacements or substitutions therefor.

“Tranche B Unfunded Commitment Amount” has the meaning specified in Section 2.01(b).

“Tranche C” means all Obligations with respect to the Tranche C Loans, including, without limitation, under the Tranche C Notes (including Tranche C Additional Amounts and Tranche C Noncash Fee Amounts under each such Note).

“Tranche C Additional Amount” has the meaning specified in Section 2.05(e).

“Tranche C Lenders” has the meaning specified in Section 2.01(b).

“Tranche C Loans” has the meaning specified in Section 2.01(b).

“Tranche C Noncash Fee Amount” has the meaning specified in Section 2.02(d).

“Tranche C Note” and “Tranche C Notes” means, individually and collectively, respectively, each Promissory Note (Tranche C) made by Borrower to the order of a Tranche C Lender, in the aggregate original principal amount of the Tranche C, together with any and all amendments, restatements, extensions or renewals thereto or replacements or substitutions therefor.

“Tranche C Trigger Date” has the meaning specified in Section 2.02(d).

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“Transfer” means, with respect to any property, rights, or interests, any sale, deed, conveyance, lease, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of options with respect to, installment sales contracts for, or other transfer or disposition, in whole or in part, with respect to any legal or beneficial interest therein, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record. With respect to Restricted Parties, the term “Transfer” shall include the following: (a) if a Restricted Party is a corporation, any merger, consolidation or sale or pledge of such corporation’s stock or the creation or issuance of new stock; (b) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the sale or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the sale or pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (c) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the sale or pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the sale or pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; and (d) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the sale or pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unaudited Financial Statements” means, if available, the pro-forma unaudited balance sheets of Plymouth REIT, Borrower and their respective Subsidiaries on a consolidated basis as of September 30, 2014, and the related statements of income or operations for the nine (9) month period ended September 30, 2014, of Plymouth REIT, Borrower and their respective Subsidiaries on a consolidated basis, or if not available, the pro-forma unaudited balance sheets of Plymouth REIT, Borrower and their respective Subsidiaries on a consolidated basis as of the Closing Date.

“United States” and “U.S.” mean the United States of America.

Section 1.02.      Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

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(a)      The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)      In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)      Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03.      Accounting Terms. (1) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Unaudited Financial Statements, except as otherwise specifically prescribed herein.

(b)      Changes in GAAP. If at any time any change in GAAP occurring after the Closing Date would affect Borrower in their computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, the Required Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.04.      Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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Section 1.05.      Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06.      Joint and Several Obligations.

(a)      All representations contained herein shall be deemed individually made by each Loan Party, and each of the covenants, agreements, and obligations set forth herein shall be deemed to be the joint and separate covenants, agreements, and obligations of each Loan Party. Any notice, request, consent, report, or other information or agreement delivered by any Loan Party shall be deemed to be ratified by, consented to, and also delivered by the other Loan Parties. Each Loan Party recognizes and agrees that each covenant and agreement of a “Loan Party” and “Loan Parties” in this Agreement and in any other Loan Document shall create a joint and several obligation of such entities, which may be enforced against such entities jointly, or against each entity separately.

(b)      Each Loan Party waives as to the other Loan Parties: (i) the amendment, extension, renewal, compromise, discharge, acceleration or otherwise changing the time for payment of, or any other terms with respect to, the Obligations or any part thereof or any substitution of Collateral (to the extent the foregoing has occurred in accordance with any applicable requirements of Section 12.01); (ii) any defense arising by reason of any disability or other defense of any Loan Party or the cessation from any cause whatsoever of the liability of the other Loan Parties; (iii) any right to require Collateral Agent or the Lenders to proceed against or exhaust any security for the Obligations, or pursue any other remedy in Collateral Agent’s or the Lenders’ power whatsoever; and (iv) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

ARTICLE II
THE FACILITY

Section 2.01.      Loans.

(a)      Subject to the terms and conditions set forth herein, the Tranche A Lenders agree to make advances to Borrower in the aggregate principal amount of up to Seventy-One Million Dollars ($71,000,000) (such advances, together with any Tranche A Additional Amounts, the “Tranche A Loans”). The initial amount of Tranche A Loans to be advanced to Borrower (the “Tranche A Initial Loans”) shall be in a principal amount of up to Forty-Four Million Dollars ($44,000,000) (the “Tranche A Initial Amount”). The Tranche A Initial Amount shall be advanced to the Borrower on the Initial Funding Date and on Future Funding Dates in accordance with Section 2.02(d). Borrower shall have the right, subject to the terms and conditions set forth herein, to request the Tranche A Lenders to fund the remaining Twenty-Seven Million Dollars ($27,000,000) (the “Tranche A Unfunded Commitment Amount”).

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(b)      Subject to the terms and conditions set forth herein, the Tranche B Lenders agrees to make advances to Borrower as follows: (i) on the Initial Funding Date and on Future Funding Dates in accordance with Section 2.02(e), the Tranche B Lenders will make advances to Borrower in the aggregate principal amount of Sixty Million Dollars ($60,000,000) (such advances, the "Tranche B Initial Loans"), which Tranche B Initial Loans will be evidenced by promissory notes made payable to the Tranche B Lenders aggregating $60,000,000 (together with any and all amendments, restatements, extensions or renewals thereto or replacements or substitutions therefor, the "Tranche B Initial Notes") and by promissory notes made payable to the Tranche B Lenders aggregating $20,000,000 (together with any and all amendments, restatements, extensions or renewals thereto or replacements or substitutions therefor, the "Tranche C Notes"), with the obligations owing by Borrower under the Tranche C Notes, together with any Tranche C Additional Amounts and Tranche C Noncash Fee Amounts, being hereinafter referred to as the "Tranche C Loans"; (ii) from and after the Initial Funding Date and the Future Funding Dates, Borrower shall have the right, subject to the terms and conditions set forth herein, to request the Tranche B Lenders to fund an additional Forty-One Million Dollars ($41,000,000) (the “Tranche B Unfunded Commitment Amount”) and, subject to the terms and conditions contained herein, the Tranche B Lenders may agree to make advances to Borrower in the aggregate principal amount of up to the Tranche B Unfunded Commitment Amount (such advances, the "Tranche B Subsequent Loans" and together with the Tranche B Initial Loans and any Tranche B Additional Amounts, the “Tranche B Loans” and, collectively with the Tranche A Loans and the Tranche C Loans, the “Loans”). Borrower acknowledges and agrees that with respect to the Tranche C Loans and the Tranche C Notes, there shall be no funding obligation in respect thereof by the Tranche B Lenders, and the full amount of the Tranche C Loan will be deemed made on the Initial Funding Date. Borrower and Tranche B Lenders agree that on the Initial Funding Date the aggregate fair value attributable to the Tranche B Initial Notes shall be $52,327,295 and the aggregate fair value attributable to the Tranche C Notes shall be $14,974,129. Immediately after the issuance of the Tranche C Notes, the holder of such Tranche C Notes shall hereinafter be referred to as a "Tranche C Lender".

(c)      Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

(d)      Funding of Tranche A Loans. To the extent requested in writing by Borrower, and upon satisfaction of the applicable conditions set forth in Article V, subject to the terms and conditions set forth herein, each Tranche A Lender shall, on the Initial Funding Date, advance a portion of the Tranche A Initial Amount to Borrower as Tranche A Loans in an amount equal to such Lender’s pro rata share of the Tranche A Portion of the Initial Funding Amount and any Property Funding Amount for any Initial Collateral Property to be acquired on such Initial Funding Date. To the extent requested in writing by Borrower, and upon satisfaction of the applicable conditions set forth in Article V, subject to the terms and conditions set forth herein, each Tranche A Lender shall, on any Future Funding Date, advance a portion of the Tranche A Initial Amount to Borrower as Tranche A Loans in an amount equal to such Lender’s pro rata share of the Tranche A Portion of the Property Funding Amount for any Initial Collateral Property to be acquired on such Future Funding Date; provided that in no event shall the aggregate amount of all Tranche A Loans made on the Initial Funding Date and all Future Funding Dates with respect to the Initial Collateral Properties exceed the Tranche A Initial Amount. Thereafter, from time to time, but not more frequently than once every thirty (30) days, but in no event later than the thirtieth (30th) day prior to the Stated Maturity Date, each such Tranche A Lender may, upon written request of Borrower, advance additional proceeds of

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Tranche A Loans to Borrower from the Tranche A Unfunded Commitment Amount, as determined by the Required Lenders in their sole discretion, subject to such conditions as the Required Lenders may determine, including that the Loan to Value Ratio shall be no greater than 1.0 to 1.0 and the Debt Service Coverage Ratio shall be not less than 1.1 to 1.0 in respect of Additional Collateral Properties; provided that to the extent requested in writing by Borrower, and upon satisfaction of the applicable conditions set forth in Article V, subject to the terms and conditions set forth herein, each Tranche A Lender shall, on any Future Funding Date, advance a portion of the Tranche A Unfunded Commitment Amount to Borrower as Tranche A Loans in an amount equal to such Lender’s pro rata share of the Tranche A Portion of the Property Funding Amount for any Additional Collateral Property to be acquired on such Future Funding Date.

(e)      Funding of Tranche B Loans. To the extent requested in writing by Borrower, and upon satisfaction of the applicable conditions set forth in Article V, subject to the terms and conditions set forth herein, each Tranche B Lender shall, on the Initial Funding Date, advance a portion of the Tranche B Initial Amount to Borrower as Tranche B Loans in an amount equal to such Lender’s pro rata share of the Tranche B Portion of the Initial Funding Amount and any Property Funding Amount for any Initial Collateral Property to be acquired on such Initial Funding Date. To the extent requested in writing by Borrower, and upon satisfaction of the applicable conditions set forth in Article V, subject to the terms and conditions set forth herein, each Tranche B Lender shall, on any Future Funding Date, advance a portion of the Tranche B Initial Amount to Borrower as Tranche B Loans in an amount equal to such Lender’s pro rata share of the Tranche B Portion of the Property Funding Amount for any Initial Collateral Property to be acquired on such Future Funding Date; provided that in no event shall the aggregate amount of all Tranche B Loans made on the Initial Funding Date and all Future Funding Dates with respect to the Initial Collateral Properties exceed the Tranche B Initial Amount. Thereafter, from time to time, but not more frequently than once every thirty (30) days, but in no event later than the thirtieth (30th) day prior to the Stated Maturity Date, each such Tranche B Lender may, upon written request of Borrower, advance additional proceeds of Tranche B Loans to Borrower from the Tranche B Unfunded Commitment Amount, as determined by the Required Lenders in their sole discretion, subject to such conditions as the Required Lenders may determine, including that the Loan to Value Ratio shall be no greater than 1.0 to 1.0 and the Debt Service Coverage Ratio shall be not less than 1.1 to 1.0 in respect of Additional Collateral Properties; provided that to the extent requested in writing by Borrower, and upon satisfaction of the applicable conditions set forth in Article V, subject to the terms and conditions set forth herein, each Tranche B Lender shall, on any Future Funding Date, advance a portion of the Tranche B Unfunded Commitment Amount to Borrower as Tranche B Loans in an amount equal to such Lender’s pro rata share of the Tranche B Portion of the Property Funding Amount for any Additional Collateral Property to be acquired on such Future Funding Date.

(f)      Pro Rata Advances. All portions of the Tranche A Loans shall be made pro rata by all Tranche A Lenders based on such Lenders’ remaining commitments set forth on the Loan Schedule, but in no event in excess of any Lender’s total commitment. All portions of the Tranche B Loans shall be made pro rata by all Tranche B Lenders based on such Lenders’ remaining commitments set forth on the Loan Schedule, but in no event in excess of any Lender’s total commitment.

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Section 2.02.      Prepayments of Loans.

(a)      Optional Prepayments. Subject to the last sentence of this Section 2.02(a) Borrower may, upon notice to the Lenders, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (a) such notice must be received by the Lenders not later than 11:00 a.m. three (3) Business Days prior to any date of prepayment; and (b) any prepayment shall be in a principal amount of One Million Dollars ($1,000,000) or a whole multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof; or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by (1) all accrued interest on the amount prepaid and (2) the applicable Make-Whole Premiums.

(b)      Mandatory Prepayments.

(i)      Equity Proceeds. Upon receipt of any Equity Proceeds (other than a Capital Event) by Plymouth REIT (or any of its Subsidiaries) from the Funding Date through the Maturity Date, within three (3) Business Days of receipt of any Equity Proceeds, Borrower shall prepay the Outstanding Amount, together with the applicable Make-Whole Premium, in an amount equal to the amount of such Equity Proceeds, to be applied first to the applicable Make-Whole Premiums attributable to such Equity Proceeds, and the balance to the Outstanding Amount.

(ii)      Net Proceeds. Upon receipt of any Net Proceeds, Borrower shall prepay the Outstanding Amount, together with the applicable Make-Whole Premium, in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, that such prepayment shall not be required if and to the extent the Lenders are obligated to make such Net Proceeds available to Borrower for Restoration in accordance with Section 9.04.

(c)      Application of Prepayments. Each prepayment of the outstanding Loans pursuant to this Section 2.03 shall be applied pro rata to Tranche A, Tranche B and Tranche C, and pro rata to all Tranche A Lenders, Tranche B Lenders and Tranche C Lenders according to the respective unpaid principal amounts of their Tranche A Notes, Tranche B Notes and Tranche C Notes.

(d)      Additional Payments with respect to Tranche C Loans. If an Event of Default occurs (whether or not such Event of Default is subsequently cured or waived in accordance with the terms hereof), Borrower agrees that immediately on such date (the "Tranche C Trigger Date") the aggregate principal amount of the Tranche C Notes (and the outstanding amount of the Tranche C Loans) shall increase automatically and without further action on the part of Borrower or the Tranche C Lenders on such date by an amount equal to fifteen percent (15%) per annum on the principal amount of the Tranche C Note for the period of the Closing Date through the Tranche C Trigger Date (the amount of any increase being the "Tranche C Noncash Fee Amount").

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Section 2.03.      Repayment of Loans. Borrower agrees to pay the Outstanding Amount of the Loans on the Maturity Date, together with the applicable Make-Whole Premiums and all other Obligations.

Section 2.04.      Interest. (2) The Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at the applicable Contract Rate.

(b)      (a)      If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)      If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)      While any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)      Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)      Interest on the Tranche A Loans shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. On each Interest Payment Date there shall become absolutely due and payable hereunder, and Borrower promises to pay to the Tranche A Lenders hereof in cash, except as provided below, all of the unpaid interest accrued to the date of payment on the unpaid principal of the Tranche A Loans (including the Tranche A Additional Amount) hereof not at the time overdue. Notwithstanding anything to the contrary contained in this Agreement, during the period commencing on the date hereof and ending on the earlier to occur of (a) the Stated Maturity Date for the Tranche A Loans and (b) the occurrence of a Capital Event (such date referred to in this clause (b) being the “PIK Termination Date”), the aggregate principal amount of the Tranche A Notes (and the outstanding amount of the Tranche A Loans), shall increase automatically and without further action on the part of Borrower or the Tranche A Lenders on each Interest Payment Date occurring during such period by such amount of interest equal to three percent (3%) of the amount that is due on such Interest Payment Date (the amount of any increase being the "Tranche A Additional Amount" with respect hereto) and upon such increase in principal amount that portion of such accrued and unpaid interest shall for all purposes hereunder be deemed paid and shall cease to be due and payable at such time and such Tranche A Additional Amount shall instead be due and payable on the Stated Maturity Date for the Tranche A Loans. From and after the PIK Termination Date, all accrued interest shall be due and payable in cash on the Interest Payment Date, commencing on the first such day to occur after the PIK Termination Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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(d)      Interest on the Tranche B Loans shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. On each Interest Payment Date there shall become absolutely due and payable hereunder, and Borrower promises to pay to the Tranche B Lenders hereof in cash, except as provided below, all of the unpaid interest accrued to the date of payment on the unpaid principal of the Tranche B Loans (including the Tranche B Additional Amount) hereof not at the time overdue. Notwithstanding anything to the contrary contained in this Agreement, during the period commencing on the date hereof and ending on the Maturity Date, the aggregate principal amount of the Tranche B Notes (and the outstanding amount of the Tranche B Loans) shall increase automatically and without further action on the part of Borrower or the Tranche B Lenders on each Interest Payment Date occurring during such period by such amount of interest equal to eight percent (8%) of the amount that is due on such Interest Payment Date (the amount of any increase being the "Tranche B Additional Amount" with respect hereto) and upon such increase in principal amount that portion of such accrued and unpaid interest shall for all purposes hereunder be deemed paid and shall cease to be due and payable at such time and such Tranche B Additional Amount shall instead be due and payable on the Stated Maturity Date for the Tranche B Loans. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(e)      Interest on the Tranche C Loans shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. On each Interest Payment Date there shall become absolutely due and payable hereunder, and Borrower promises to pay to the Tranche C Lenders hereof in cash, except as provided below, all of the unpaid interest accrued to the date of payment on the unpaid principal of the Tranche C Loans (including the Tranche C Additional Amount and the Tranche C Noncash Fee Amount) hereof not at the time overdue. Notwithstanding anything to the contrary contained in this Agreement, during the period commencing on the date hereof and ending on the Maturity Date, to the extent the Contract Rate at the relevant date of determination is greater than zero percent (0%), then the aggregate principal amount of the Tranche C Notes (and the outstanding amount of the Tranche C Loans) shall increase automatically and without further action on the part of Borrower or the Tranche C Lenders on each Interest Payment Date occurring during such period by such amount of interest equal to eight percent (8%) of the amount that is due on such Interest Payment Date (the amount of any increase being the "Tranche C Additional Amount" with respect hereto) and upon such increase in principal amount that portion of such accrued and unpaid interest shall for all purposes hereunder be deemed paid and shall cease to be due and payable at such time and such Tranche C Additional Amount shall instead be due and payable on the Stated Maturity Date for the Tranche C Loans. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.05.      Fees. Borrower shall pay all of the fees as set forth in the Fee Letter.

Section 2.06.      Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a year of 360 days and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on the Loans for the day on which the Loans is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loans or such portion is paid. Each determination by the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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Section 2.07.      Evidence of Debt. The Loans made by each Lender shall be evidenced by the Notes and one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by such Lender shall be conclusive absent manifest error of the amount of the Loans made by such Lender to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. The Loans shall at all times (including after any assignment by a Lender) be evidenced by Notes payable to the payee thereunder and its registered assigns.

Section 2.08.      Payments Generally. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to a Lender shall be made at such Lender’s office specified on the Loan Schedule (or at such other office as may be specified by such Lender) in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein.

Section 2.09.      Extension of Stated Maturity Date. So long as no Default or Event of Default has occurred and is continuing on the Stated Maturity Date that would otherwise have occurred without giving effect to such request (such date, the “Extension Effective Date”), Borrower may on one (1) occasion extend the Stated Maturity Date to a date that is not later than six (6) months after the Stated Maturity Date, upon:

(a)      delivery of a Facility Extension Request to the Lenders at least thirty (30) days, but no more than ninety (90) days, prior to the Stated Maturity Date;

(b)      delivery to the Lenders of an Officer’s Certificate, dated as of the Extension Effective Date, certifying that (a) all representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects as of the date on which Borrower delivered the Facility Extension Request to the Lenders and on the Extension Effective Date, except to the extent such representations and warranties were made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date; and (b) no Default or Event of Default has occurred and is continuing on the Extension Effective Date or after giving effect to any extension of the Stated Maturity Date on such date;

(c)      payment to each Lender of additional interest equal to one half of one percent (0.50%) of the then Outstanding Amount as of the Extension Effective Date, allocable to each such Lender based on the amount of Loans held by such Lender as of such date;

(d)      payment by Borrower of all other reasonable fees and expenses to the Lenders to the extent then due as of the applicable Extension Effective Date;

(e)      execution (and if required by local law, recordation) of any extension agreement in form as required by Collateral Agent or the Required Lenders with respect to each Collateral Property and endorsements and other assurances as the Required Lenders may reasonably require to conform the Title Policies (including “datedown” endorsements); and

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(f)      receipt of evidence satisfactory to the Required Lenders that the Internal Revenue Service shall have approved the REIT Ruling Request.

Such extension shall be evidenced by delivery of written confirmation of the same by the Lenders to Borrower. During the extended term of the Loans, all terms and conditions of the Loan Documents (other than the original Stated Maturity Date) shall continue to apply, except that Borrower shall have no further right to extend the term of the Loans beyond the Extension Period.

Section 2.10.      Capital Event. Upon the occurrence of a Capital Event, the Loans and all other Obligations (including the applicable Make-Whole Premiums but excluding the Prepayment Premium) shall immediately become due and payable in cash, except that if so requested by Borrower, an amount not to exceed Fifty-Five Million Dollars ($55,000,000) (the “Remaining Tranche A Amount”) may remain outstanding under this Agreement so long as the Loan Parties and the Tranche A Lenders shall have entered into an amendment to this Agreement and the other Loan Documents in form and substance satisfactory to the Loan Parties and the Tranche A Lenders. Such amendment shall provide, among other things, that the amount of the Tranche A Loans will be reduced to the Remaining Tranche A Amount, the Contract Rate on the Remaining Tranche A Amount shall continue to be ten percent (10.0%) per annum, but the entire amount of accrued interest thereon shall be payable monthly in cash in arrears (and no portion shall be payable in kind), the term would be extended for a period of three (3) years from the date of initial Funding Date, and Borrower shall be permitted to distribute dividends to remain in compliance with REIT requirements, but in no event to exceed ninety-five percent (95.0%) of all funds from operations. The Loan Parties and the Tranche A Lenders shall cooperate in executing and delivering amendments to the Loan Documents confirming the foregoing.

Section 2.11.      Release on Payment in Full.

The Lenders shall, upon the written request and at the expense of Borrower, upon payment in full of all Obligations, direct the Collateral Agent to release the Lien of the Mortgages and any other Loan Document on each Collateral Property.

ARTICLE III
iNTENTIONALLY OMITTED

ARTICLE IV
TAXES

Section 4.01.      Taxes.

(a)      Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Loan Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the affected Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(b)      Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)      Indemnification by Loan Parties. Borrower, Guarantor and each Property Guarantor shall, jointly and severally, indemnify each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by any Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by any Lender shall be conclusive absent manifest error.

(d)      Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the affected Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the affected Lenders.

(e)      Treatment of Certain Refunds. If any Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of such Lender agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

ARTICLE V
CONDITIONS PRECEDENT AND POST-CLOSING DELIVERABLES

Section 5.01.      Closing Date; Initial Funding Date. The effectiveness of this Agreement and the availability of the Loans on the Initial Funding Date is subject to the satisfaction of the following conditions precedent:

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(a)      Lenders’ receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (where applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Required Lenders:

(i)      counterparts executed by the Loan Parties of each Loan Document, including, without limitation, this Agreement, each Guaranty, each Pledge Agreement, the Collateral Agency Agreement, the Fee Letter, the Environmental Indemnity, the Director Agreement, and with respect to each Initial Collateral Property to be acquired on the Initial Funding Date, each other Collateral Document for such Collateral Property, in each case, sufficient in number for distribution to Collateral Agent, the Lenders and Borrower;

(ii)      Notes executed by Borrower in favor of the Lenders;

(iii)      such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Required Lenders may require evidencing the identity, authority, and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)      copies (electronic or otherwise) of the Organizational Documents of each Loan Party, together with such other documents and certifications as the Required Lenders may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing, and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(v)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: evidence that each applicable Property Guarantor will close on the acquisition of the subject Mortgaged Property simultaneously with the advance of Loan proceeds therefor, including without limitation, copies of all documents of transfer with respect such acquisition, including purchase and sale agreements (which much be in form and substance satisfactory to the Required Lenders), deeds, bills of sale, assignments of leases and contracts, FIRPTA affidavits, transfer tax declarations, deed and money escrow instructions, disbursement and closing statements, lien releases or payoff letters, seller’s affidavits and a final pro forma of the owner’s policy of title insurance being obtained by such Property Guarantor;

(vi)      a certificate of a Responsible Officer of each Loan Party (other than Borrower) either (A) attaching copies of all consents, licenses, and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses, and approvals shall be in full force and effect, or (B) stating that no such consents, licenses, or approvals are so required;

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(vii)      completed and executed Certificate of a Responsible Officer providing calculations of the Debt Service Coverage Ratio, after giving effect to the Loans to be made on the Initial Funding Date, which calculations shall show a pro forma Debt Service Coverage Ratio as of September 30, 2014, of at least 1.10 to 1.00;

(viii)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: evidence that, upon acquisition thereof, all insurance required to be maintained pursuant to the Loan Documents will be bound and in effect with all premiums paid;

(ix)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: unless otherwise agreed or approved by the Required Lenders, (A) an electronic copy of an ALTA/ACSM survey (a “Survey”) of such Collateral Property and improvements thereon dated not more than one hundred fifty (150) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Required Lenders and the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) and otherwise acceptable to the Required Lenders and the Title Company, provided, to the extent a Survey otherwise meeting the requirements of this Section is not certified to the Collateral Agent, the Loan Parties hereby agree to deliver the same within forty-five (45) days immediately following the date hereof, together with two (2) prints of an original thereof; and (B) a Flood Insurance Policy for any applicable Collateral Property in an amount required by the Required Lenders, but in no event less than the amount sufficient to meet the requirements of applicable law and the Flood Insurance Acts, or evidence satisfactory to the Required Lenders that no Collateral Property is located within a one hundred year flood plain or in a flood hazard area as defined by the Federal Insurance Administration and appropriate flood certificates acceptable to the Required Lenders;

(x)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: copies (electronic or otherwise) of all existing plans, licenses and permits (including certificates of occupancy) with respect to such Collateral Property within the possession or control of any of the Loan Parties (including any site plan), together with zoning reports or other evidence reasonably satisfactory to the Required Lenders that the same comply in all material respects to applicable requirements of Governmental Authorities;

(xi)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: (A) true and correct copies (electronic or otherwise) of each Major Lease, and (if applicable) guarantees thereof; (B) estoppel certificates (delivered electronically or otherwise) dated within one hundred eighty (180) days prior to the date of this Agreement and subordination and attornment agreements in form and content reasonably satisfactory to the Required Lenders, from the tenants under Major Leases as the Required Lenders reasonably require, provided, to the extent subordination and attornment agreements are unavailable as of the date hereof, the Loan Parties hereby agree to use commercially reasonable efforts to deliver the same within sixty (60) days of the date hereof or as soon as practicable in consideration of any negotiations with tenants with respect to such subordination and attornment agreements; (C) copies (electronic or otherwise) of all personal property leases under which (1) payments by the applicable Property Guarantor exceed Fifty Thousand Dollars ($50,000) in any year, and/or (2) the term exceeds one year; and (D) copies of all operating and service agreements under which (1) payments by the applicable Property Guarantor exceed Fifty Thousand Dollars ($50,000) in any year, and/or (2) the term exceeds one year, and if reasonably requested by the Required Lenders, estoppel agreements relating thereto;

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(xii)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: evidence reasonably satisfactory to the Required Lenders that no portion of such Collateral Property is “wetlands” under any applicable Law and no such Collateral Property contains nor is within or near any area designated as a hazardous waste site by any Governmental Authority, that no such Collateral Property or any adjoining property contains any Hazardous Materials in quantities which violate environmental laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety, and that no such Collateral Property or any use or activity thereon violates or is or could be subject to any response, remediation, clean-up, or other obligation under any Environmental Laws including without limitation, a written report of an environmental assessment (including soil assessments) of such Collateral Property (an “Environmental Report”), by an engineering firm, and of a scope and in form and content reasonably satisfactory to the Required Lenders, complying with the Required Lenders’ established guidelines or otherwise reasonably acceptable to the Required Lenders, showing that there is no evidence of any Hazardous Material which has been generated, treated, stored, Released, or disposed of in such Collateral Property in quantities which violate environmental laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety, and such additional evidence as may be reasonably required by the Required Lenders. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to the Lenders, and the Collateral Agent and the Lenders shall have the express right to rely on the same, provided to the extent such express reliance rights are not issued as of the date hereof, the Loan Parties shall have forty-five (45) days after the date hereof to obtain such express reliance rights in favor of the Collateral Agent and the Lenders from such engineering firm(s);

(xiii)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: (A) evidence that such Collateral Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect such Collateral Property; (B) evidence that such Collateral Property shall have access to utilities; (C) evidence that all applicable zoning ordinances, restrictive covenants, and Laws affecting such Collateral Property permit the use for which such Collateral Property is intended and have been or will be complied with; (D) evidence that such Collateral Property and Improvements comply and will comply with all Laws regarding subdivision and platting and would so comply if such Collateral Property and the Improvements thereon were conveyed as a separate parcel; and (E) evidence of compliance by the applicable Property Guarantor and such Collateral Property, and any proposed construction, use and occupancy of the Improvements, with such other applicable Laws as the Required Lenders may reasonably request, including all Laws regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements, with such exceptions therefrom as previously disclosed in writing and accepted by the Required Lenders;

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(xiv)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: evidence (A) of the identity of all taxing authorities and utility districts (or similar authorities) currently exercising ad valorem or real property taxing or assessment jurisdiction over such Collateral Property or any portion thereof; (B) that all taxes, standby fees and any other similar charges have been paid, or will be paid upon funding; and (C) that such Collateral Property is a separate tax lot or lots with separate assessment or assessments of such Collateral Property and Improvements, independent of any other Collateral Property or improvements and that such Collateral Property is a separate legally subdivided parcel; provided, however, that with respect to property commonly known as 210 American Drive in Jackson, Tennessee, Collateral Agent and the Lenders acknowledge that, upon acquisition, such property will not be a separate tax lot with separate assessment or assessments, but that the same will be subject to an agreement with the seller thereof allocating tax liability and requiring diligent efforts to create separate tax lots for the same;

(xv)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: (A) executed, acknowledged, and/or sworn to as required counterparts of the Mortgage and the Assignment of Leases and Rents for such Collateral Property, which shall have been delivered to the Title Company for recordation in the official records of the city or county in which such Collateral Property is located following the closing of such acquisition, and (B) UCC-1 financing statements which shall have been furnished for filing in all filing offices that the Required Lenders may reasonably require;

(xvi)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: a Title Policy Commitment (delivered electronically or otherwise), with copies (delivered electronically or otherwise) of all exception documents referenced therein, together with the Title Company’s express irrevocable commitment to issue a Title Policy, in form and substance satisfactory to the Required Lenders. No Loan Party and none of the Loan Parties’ counsel shall have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance;

(xvii)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: (A) evidence that as of the time the Mortgage will be filed for record, except for Permitted Liens: (1) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to such Collateral Property has been filed for record in the county where such Collateral Property is located which has not or will not be discharged, released or otherwise satisfied at the time of Property Guarantor’s acquisition; and (2) no mechanic’s or materialman’s Lien claim or notice, lis pendens, judgment, or other claim or encumbrance against such Collateral Property has been filed for record in the county where such Collateral Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding such Collateral Property which has not or will not be discharged, released or otherwise satisfied at the time of Property Guarantor’s acquisition; (B) a certificate or certificates of a reporting service acceptable to the Required Lenders, reflecting the results of searches made no earlier than forty-five (45) days prior to the date of this Agreement, (1) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Obligations or against any Loan Party otherwise except for those filings made pursuant to the terms of the Loan Documents or otherwise consented to by the Required Lenders; and (2) of the appropriate judgment and tax Lien records, showing no outstanding judgment or tax Lien against any Loan Party, provided, with respect to any Property Guarantor organized within thirty (30) days prior to the date hereof, no such searches under this Clause (B) shall be required;

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(xviii)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: to the extent reasonably deemed necessary by the Required Lenders, an executed REA estoppel letter (delivered electronically or otherwise) from each party to any REA for any such applicable Collateral Property, provided, to the extent such REA estoppel letter is unavailable as of the date hereof, the Loan Parties hereby agree to use commercially reasonable efforts to deliver the same as soon as practicable, but in any event within sixty (60) days of the date hereof;

(xix)      with respect to each Initial Collateral Property to be acquired on the Initial Funding Date: an earthquake or seismic condition report for any such applicable Collateral Property identified by the Required Lenders;

(xx)      Unaudited Financial Statements of Plymouth REIT;

(xxi)      with respect to each Initial Collateral Property to be acquired on such Initial Funding Date: evidence that such Initial Collateral Property will be managed either by a Loan Party directly or by a property manager reasonably acceptable to the Required Lenders pursuant to a property management agreement in form and substance satisfactory to the Required Lenders;

(xxii)      a favorable opinion to be delivered as of the Closing Date (which delivery may be electronically on the Closing Date as long as an original follows via overnight courier) of one or more firms counsel to the Loan Parties, addressed to Collateral Agent and the Lenders, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, including existence, power and authority; enforceability; non-contravention; no consent; and perfection;

(xxiii)      copies (electronic or otherwise) of pay-off letters or lien releases satisfactory to the Required Lenders evidencing that all existing Indebtedness (other than Indebtedness incurred pursuant to the terms of the Loan Documents) of the Borrower, each other Loan Party and Indebtedness of the applicable seller that encumbers the applicable Collateral Property will be paid upon funding and that all Liens securing such Indebtedness (other than Indebtedness incurred pursuant to the terms of the Loan Documents) will be released upon funding; and

(xxiv)      such other assurances, certificates, documents, consents, or opinions as the Required Lenders reasonably may require.

(b)      Any fees required to be paid on or before the Closing Date shall have been paid.

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(c)      Borrower shall have paid all reasonable attorney’s costs of Collateral Agent and the Lenders to the extent invoiced prior to or on the Closing Date.

(d)      The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects as of the Closing Date and the Initial Funding Date, except to the extent such representations and warranties were made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date.

(e)      No Default or Event of Default shall exist, or would result from the making of Loans on the Initial Funding Date.

Section 5.02.      Future Funding Dates on or Prior to November 3. The availability of any Loans on any Future Funding Date on or prior to November 3, 2014 is subject to the satisfaction of the following conditions precedent:

(a)      Lenders’ receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (where applicable), each dated as of such Future Funding Date or such other date as the Required Lenders may approve (or, in the case of certificates of governmental officials, a recent date before such Future Funding Date) and each in form and substance reasonably satisfactory to the Required Lenders:

(i)      counterparts executed by the applicable Loan Parties of (x) if the Subsidiary that is acquiring any Collateral Property on such Future Funding Date is not already a Property Guarantor, a joinder to this Agreement, a joinder to the Collateral Agency Agreement, a Guaranty, and an Environmental Indemnity, and (y) with respect to each Collateral Property to be acquired on such Future Funding Date, the Collateral Documents for such Collateral Property, in each case, sufficient in number for distribution to Collateral Agent, the Lenders and Borrower;

(ii)      such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each applicable Loan Party as the Required Lenders may require evidencing the identity, authority, and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents which such Loan Party is executing on such Future Funding Date;

(iii)      copies (electronic or otherwise) of the Organizational Documents of each applicable Loan Party executing any Loan Documents on such Future Funding Date, together with such other documents and certifications as the Required Lenders may reasonably require to evidence that such Loan Party is duly organized or formed, and that such Loan Party is validly existing, in good standing, and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

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(iv)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence that each applicable Property Guarantor will close on the acquisition of the subject Mortgaged Property simultaneously with the advance of Loan proceeds therefor, including without limitation, copies of all documents of transfer with respect to such acquisition, including purchase and sale agreements (which much be in form and substance satisfactory to the Required Lenders), deeds, bills of sale, assignments of leases and contracts, FIRPTA affidavits, transfer tax declarations, deed and money escrow instructions, disbursement and closing statements, lien releases or payoff letters, seller’s affidavits and a final pro forma of the owner’s policy of title insurance being obtained by such Property Guarantor;

(v)      a certificate of a Responsible Officer of each applicable Loan Party executing any Loan Documents on such Future Funding Date either (A) attaching copies of all consents, licenses, and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses, and approvals shall be in full force and effect, or (B) stating that no such consents, licenses, or approvals are so required;

(vi)      completed and executed Certificate of a Responsible Officer providing calculations of the Debt Service Coverage Ratio, after giving effect to the Loans to be made on such Future Funding Date, which calculations shall show a pro forma Debt Service Coverage Ratio as of September 30, 2014, of at least 1.10 to 1.00;

(vii)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence that, upon acquisition thereof, all insurance required to be maintained pursuant to the Loan Documents will be bound and in effect with all premiums paid;

(viii)      with respect to each Collateral Property to be acquired on such Future Funding Date: unless otherwise agreed or approved by the Required Lenders, (A) an electronic copy of a Survey of such Collateral Property and improvements thereon dated not more than one hundred fifty (150) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Required Lenders and the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) and otherwise acceptable to the Required Lenders and the Title Company, provided, to the extent a Survey otherwise meeting the requirements of this Section is not certified to the Collateral Agent, the Loan Parties hereby agree to deliver the same within forty-five (45) days immediately following the date hereof together with two (2) prints of an original thereof; and (B) a Flood Insurance Policy for any applicable Collateral Property in an amount required by the Required Lenders, but in no event less than the amount sufficient to meet the requirements of applicable law and the Flood Insurance Acts, or evidence satisfactory to the Required Lenders that no Collateral Property is located within a one hundred year flood plain or in a flood hazard area as defined by the Federal Insurance Administration and appropriate flood certificates acceptable to the Required Lenders;

(ix)      with respect to each Collateral Property to be acquired on such Future Funding Date: copies (electronic or otherwise) of all existing plans, licenses and permits (including certificates of occupancy) with respect to such Collateral Property within the possession or control of any of the Loan Parties (including any site plan), together with zoning reports or other evidence reasonably satisfactory to the Required Lenders that the same comply in all material respects to applicable requirements of Governmental Authorities;

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(x)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) true and correct copies (electronic or otherwise) of each Major Lease, and (if applicable) guarantees thereof; (B) estoppel certificates (delivered electronically or otherwise) dated within one hundred eighty (180) days prior to the date of this Agreement and subordination and attornment agreements in form and content reasonably satisfactory to the Required Lenders, from the tenants under Major Leases as the Required Lenders reasonably require, provided, to the extent subordination and attornment agreements are unavailable as of the date hereof, the Loan Parties hereby agree to use commercially reasonable efforts to deliver the same within sixty (60) days of the date hereof or as soon as practicable in consideration of any negotiations with tenants with respect to such subordination and attornment agreements; (C) copies (electronically or otherwise) of all personal property leases under which (1) payments by the applicable Property Guarantor exceed Fifty Thousand Dollars ($50,000) in any year, and/or (2) the term exceeds one year; and (D) copies of all operating and service agreements under which (1) payments by the applicable Property Guarantor exceed Fifty Thousand Dollars ($50,000) in any year, and/or (2) the term exceeds one year, and if reasonably requested by the Required Lenders, estoppel agreements relating thereto;

(xi)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence reasonably satisfactory to the Required Lenders that no portion of such Collateral Property is “wetlands” under any applicable Law and no such Collateral Property contains nor is within or near any area designated as a hazardous waste site by any Governmental Authority, that no such Collateral Property or any adjoining property contains any Hazardous Materials in quantities which violate environmental laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety, and that no such Collateral Property or any use or activity thereon violates or is or could be subject to any response, remediation, clean-up, or other obligation under any Environmental Laws including without limitation, an Environmental Report of such Collateral Property by an engineering firm, and of a scope and in form and content reasonably satisfactory to the Required Lenders, complying with the Required Lenders’ established guidelines or otherwise reasonably acceptable to the Required Lenders, showing that there is no evidence of any Hazardous Material which has been generated, treated, stored, Released, or disposed of in such Collateral Property in quantities which violate environmental laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety, and such additional evidence as may be reasonably required by the Required Lenders. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to the Lenders, and the Collateral Agent and the Lenders shall have the express right to rely on the same, provided to the extent such express reliance rights are not issued as of the date hereof, the Loan Parties shall have forty-five (45) days after the date hereof to obtain such express reliance rights in favor of the Collateral Agent and the Lenders from such engineering firm(s);

(xii)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) evidence that such Collateral Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect such Collateral Property; (B)

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evidence that such Collateral Property shall have access to utilities; (C) evidence that all applicable zoning ordinances, restrictive covenants, and Laws affecting such Collateral Property permit the use for which such Collateral Property is intended and have been or will be complied with; (D) evidence that such Collateral Property and Improvements comply and will comply with all Laws regarding subdivision and platting and would so comply if such Collateral Property and the Improvements thereon were conveyed as a separate parcel; and (E) evidence of compliance by the applicable Loan Party and such Collateral Property, and any proposed construction, use and occupancy of the Improvements, with such other applicable Laws as the Required Lenders may reasonably request, including all Laws regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements, with such exceptions therefrom as previously disclosed in writing and accepted by the Required Lenders;

(xiii)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence (A) of the identity of all taxing authorities and utility districts (or similar authorities) currently exercising ad valorem or real property taxing or assessment jurisdiction over such Collateral Property or any portion thereof; (B) that all taxes, standby fees and any other similar charges have been paid or will be paid upon funding; and (C) that such Collateral Property is a separate tax lot or lots with separate assessment or assessments of such Collateral Property and Improvements, independent of any other Collateral Property or improvements and that such Collateral Property is a separate legally subdivided parcel; provided, however, that with respect to property commonly known as 210 American Drive in Jackson, Tennessee, Collateral Agent and the Lenders acknowledge that, upon acquisition, such property will not be a separate tax lot with separate assessment or assessments, but that the same is subject to an agreement with the seller thereof allocating tax liability and requiring diligent efforts to create separate tax lots for the same;

(xiv)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) executed, acknowledged, and/or sworn to as required counterparts of the Mortgage and the Assignment of Leases and Rents for such Collateral Property, which shall have been delivered to the Title Company for recordation in the official records of the city or county in which such Collateral Property is located following the closing of such acquisition, and (B) UCC-1 financing statements which shall have been furnished for filing in all filing offices that the Required Lenders may reasonably require;

(xv)      with respect to each Collateral Property to be acquired on such Future Funding Date: a Title Policy Commitment (delivered electronically or otherwise), with copies (delivered electronically or otherwise) of all exception documents referenced therein, together with the Title Company’s express irrevocable commitment to issue a Title Policy, in form and substance satisfactory to the Required Lenders. No Loan Party and none of the Loan Parties’ counsel shall have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance;

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(xvi)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) evidence that as of the time the Mortgage will be filed for record, except for Permitted Liens: (1) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to such Collateral Property has been filed for record in the county where such Collateral Property is located which has not or will not be discharged, released or otherwise satisfied at the time of Property Guarantor’s acquisition; and (2) no mechanic’s or materialman’s Lien claim or notice, lis pendens, judgment, or other claim or encumbrance against such Collateral Property has been filed for record in the county where the Collateral Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding such Collateral Property which has not or will not be discharged, released or otherwise satisfied at the time of Property Guarantor’s acquisition; (B) a certificate or certificates of a reporting service acceptable to the Required Lenders, reflecting the results of searches made no earlier than forty-five (45) days prior to the date of this Agreement, (1) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Obligations or against any Loan Party otherwise except for those filings made pursuant to the terms of the Loan Documents or otherwise consented to by the Required Lenders; and (2) of the appropriate judgment and tax Lien records, showing no outstanding judgment or tax Lien against any Loan Party, provided, with respect to any Property Guarantor organized within thirty (30) days prior to the date hereof, no such searches under this Clause (B) shall be required;

(xvii)      with respect to each Collateral Property to be acquired on such Future Funding Date: to the extent reasonably deemed necessary by the Required Lenders, an executed REA estoppel letter (delivered electronically or otherwise) from each party to any REA for any such applicable Collateral Property, provided, to the extent such REA estoppel letter is unavailable as of the date hereof, the Loan Parties hereby agree to use commercially reasonable efforts to deliver the same as soon as practicable, but in any event within sixty (60) days of the date hereof;

(xviii)      with respect to each Collateral Property to be acquired on such Future Funding Date: an earthquake or seismic condition report for any such applicable Collateral Property identified by the Required Lenders;

(xix)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence that such Collateral Property will be managed either by a Loan Party directly or by a property manager reasonably acceptable to the Required Lenders pursuant to a property management agreement in form and substance satisfactory to the Required Lenders;

(xx)      a favorable opinion to be delivered as of such Future Funding Date (which delivery may be electronically on such Future Funding Date as long as an original follows via overnight courier) of one or more firms counsel to the Loan Parties executing any Loan Documents on such Future Funding Date, addressed to Collateral Agent and the Lenders, as to such matters concerning such Loan Parties and such Loan Documents as the Required Lenders may reasonably request, including existence, power and authority; enforceability; non-contravention; no consent; and perfection;

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(xxi)      copies (electronic or otherwise) of pay-off letters or lien releases satisfactory to the Required Lenders evidencing that all existing Indebtedness (other than Indebtedness incurred pursuant to the terms of the Loan Documents) of the Borrower, each other Loan Party and Indebtedness of the applicable seller that encumbers the applicable Collateral Property will be paid upon funding and that all Liens securing such Indebtedness (other than Indebtedness incurred pursuant to the terms of the Loan Documents) will be released upon funding; and

(xxii)      such other assurances, certificates, documents, consents, or opinions as the Required Lenders reasonably may require.

(b)      Any fees required to be paid on or before such Future Funding Date shall have been paid.

(c)      Borrower shall have paid all reasonable attorney’s costs of Collateral Agent and the Lenders to the extent invoiced prior to or on such Future Funding Date.

(d)      The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects as of such Future Funding Date, except to the extent such representations and warranties were made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date.

(e)      No Default or Event of Default shall exist, or would result from the making of Loans on such Future Funding Date.

Section 5.03.      Future Funding Dates After November 3. The availability of any Loans on any Future Funding Date after November 3, 2014 is subject to the satisfaction of the following conditions precedent:

(a)      Lenders’ receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (where applicable), each dated as of such Future Funding Date or such other date as the Required Lenders may approve (or, in the case of certificates of governmental officials, a recent date before such Future Funding Date) and each in form and substance reasonably satisfactory to the Required Lenders:

(i)      counterparts executed by the applicable Loan Parties of (x) if the Subsidiary that is acquiring any Collateral Property on such Future Funding Date is not already a Property Guarantor, a joinder to this Agreement, a joinder to the Collateral Agency Agreement, a Guaranty, and an Environmental Indemnity, and (y) with respect to each Collateral Property to be acquired on such Future Funding Date, the Collateral Documents for such Collateral Property, in each case, sufficient in number for distribution to Collateral Agent, the Lenders and Borrower;

(ii)      such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each applicable Loan Party as the Required Lenders may require evidencing the identity, authority, and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents which such Loan Party is executing on such Future Funding Date;

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(iii)      copies (electronic or otherwise) of the Organizational Documents of each applicable Loan Party executing any Loan Documents on such Future Funding Date, together with such other documents and certifications as the Required Lenders may reasonably require to evidence that such Loan Party is duly organized or formed, and that such Loan Party is validly existing, in good standing, and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification

(iv)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence that each applicable Property Guarantor will close on the acquisition of the subject Mortgaged Property simultaneously with the advance of Loan proceeds therefor, including without limitation, copies of all documents of transfer with respect to such acquisition, including purchase and sale agreements (which much be in form and substance satisfactory to the Required Lenders), deeds, bills of sale, assignments of leases and contracts, FIRPTA affidavits, transfer tax declarations, deed and money escrow instructions, disbursement and closing statements, lien releases or payoff letters, seller’s affidavits and a final pro forma of the owner’s policy of title insurance being obtained by such Property Guarantor;

(v)      a certificate of a Responsible Officer of each applicable Loan Party executing any Loan Documents on such Future Funding Date either (A) attaching copies of all consents, licenses, and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses, and approvals shall be in full force and effect, or (B) stating that no such consents, licenses, or approvals are so required;

(vi)      completed and executed Certificate of a Responsible Officer (A) providing calculations of the Debt Service Coverage Ratio, after giving effect to the Loans to be made on such Future Funding Date, which calculations shall show a pro forma Debt Service Coverage Ratio as of September 30, 2014, of at least 1.10 to 1.00; and (B) providing calculations of the Loan to Value Ratio, after giving effect to the Loans to be made on such Future Funding Date, which calculations shall show a pro forma Loan to Value Ratio as of September 30, 2014, of no greater than 1.0 to 1.0;

(vii)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence that, upon acquisition thereof, all insurance required to be maintained pursuant to the Loan Documents will be bound and in effect with all premiums paid;

(viii)      with respect to each Collateral Property to be acquired on such Future Funding Date: unless otherwise agreed or approved by the Required Lenders, (A) two (2) prints of a Survey of such Collateral Property and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Required Lenders and the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) and otherwise acceptable to the Required Lenders and the Title Company; and (B) a Flood Insurance Policy for any applicable Collateral Property in an amount required by the Required Lenders, but in no event less than the amount sufficient to meet the requirements of applicable law and the Flood Insurance Acts, or evidence satisfactory to the Required Lenders that no Initial Collateral Property is located within a one hundred year flood plain or in a flood hazard area as defined by the Federal Insurance Administration and appropriate flood certificates acceptable to the Required Lenders;

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(ix)      with respect to each Collateral Property to be acquired on such Future Funding Date: copies (electronic or otherwise) of all existing plans, licenses and permits (including certificates of occupancy) with respect to such Collateral Property within the possession or control of any of the Loan Parties (including any site plan), together with zoning reports or other evidence reasonably satisfactory to the Required Lenders that the same comply in all material respects to applicable requirements of Governmental Authorities;

(x)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) true and correct copies of each Major Lease (electronic or otherwise), and (if applicable) guarantees thereof; (B) estoppel certificates and subordination and attornment agreements, dated within thirty (30) days prior to this Agreement and in form and content reasonably satisfactory to the Required Lenders, from the tenants under Major Leases as the Required Lenders reasonably require; (C) copies (electronic or otherwise) of all personal property leases under which (1) payments by the applicable Property Guarantor exceed Fifty Thousand Dollars ($50,000) in any year, and/or (2) the term exceeds one year; and (D) copies of all operating and service agreements under which (1) payments by the applicable Property Guarantor exceed Fifty Thousand Dollars ($50,000) in any year, and/or (2) the term exceeds one year, and if reasonably requested by the Required Lenders, estoppel agreements relating thereto;

(xi)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence reasonably satisfactory to the Required Lenders that no portion of such Collateral Property is “wetlands” under any applicable Law and no such Collateral Property contains nor is within or near any area designated as a hazardous waste site by any Governmental Authority, that no such Collateral Property or any adjoining property contains any Hazardous Materials in quantities which violate environmental laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety, and that no such Collateral Property or any use or activity thereon violates or is or could be subject to any response, remediation, clean-up, or other obligation under any Environmental Laws including without limitation, an Environmental Report of such Collateral Property by an engineering firm, and of a scope and in form and content reasonably satisfactory to the Required Lenders, complying with the Required Lenders’ established guidelines or otherwise reasonably acceptable to the Required Lenders, showing that there is no evidence of any Hazardous Material which has been generated, treated, stored, Released, or disposed of in such Collateral Property in quantities which violate environmental laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety, and such additional evidence as may be reasonably required by the Required Lenders. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to the Lenders, and the Collateral Agent and the Lenders shall have the express right to rely on the same;

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(xii)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) evidence that such Collateral Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect such Collateral Property; (B) evidence that such Collateral Property shall have access to utilities; (C) evidence that all applicable zoning ordinances, restrictive covenants, and Laws affecting such Collateral Property permit the use for which such Collateral Property is intended and have been or will be complied with; (D) evidence that such Collateral Property and Improvements comply and will comply with all Laws regarding subdivision and platting and would so comply if such Collateral Property and the Improvements thereon were conveyed as a separate parcel; and (E) evidence of compliance by the applicable Loan Party and such Collateral Property, and any proposed construction, use and occupancy of the Improvements, with such other applicable Laws as the Required Lenders may reasonably request, including all Laws regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements, with such exceptions therefrom as previously disclosed in writing and accepted by the Required Lenders;

(xiii)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence (A) of the identity of all taxing authorities and utility districts (or similar authorities) currently exercising ad valorem or real property taxing or assessment jurisdiction over such Collateral Property or any portion thereof; (B) that all taxes, standby fees and any other similar charges have been paid or will be paid upon funding; and (C) that such Collateral Property is a separate tax lot or lots with separate assessment or assessments of such Collateral Property and Improvements, independent of any other Collateral Property or improvements and that such Collateral Property is a separate legally subdivided parcel; provided, however, that with respect to property commonly known as 210 American Drive in Jackson, Tennessee, Collateral Agent and the Lenders acknowledge that, upon acquisition, such property will not be a separate tax lot with separate assessment or assessments, but that the same will be subject to an agreement with the seller thereof allocating tax liability and requiring diligent efforts to create separate tax lots for the same;

(xiv)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) executed, acknowledged, and/or sworn to as required counterparts of the Mortgage and the Assignment of Leases and Rents for such Collateral Property, which shall have been delivered to the Title Company for recordation in the official records of the city or county in which such Collateral Property is located following the closing of such acquisition, and (B) UCC-1 financing statements which shall have been furnished for filing in all filing offices that the Required Lenders may require;

(xv)      with respect to each Collateral Property to be acquired on such Future Funding Date: a Title Policy Commitment (delivered electronically or otherwise), with copies (delivered electronically or otherwise) of all exception documents referenced therein, together with the Title Company’s express irrevocable commitment to issue a Title Policy, in form and substance satisfactory to the Required Lenders. No Loan Party and none of the Loan Parties’ counsel shall have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance;

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(xvi)      with respect to each Collateral Property to be acquired on such Future Funding Date: (A) evidence that as of the time the Mortgage will be filed for record, except for Permitted Liens: (1) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to such Collateral Property has been filed for record in the county where such Collateral Property is located which has not or will not be discharged, released or otherwise satisfied at the time of Property Guarantor’s acquisition; and (2) no mechanic’s or materialman’s Lien claim or notice, lis pendens, judgment, or other claim or encumbrance against such Collateral Property has been filed for record in the county where the Collateral Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding such Collateral Property which has not or will not be discharged, released or otherwise satisfied at the time of Property Guarantor’s acquisition; (B) a certificate or certificates of a reporting service acceptable to the Required Lenders, reflecting the results of searches made no earlier than forty-five (45) days prior to the date of this Agreement, (1) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Obligations or against any Loan Party otherwise except for those filings made pursuant to the terms of the Loan Documents or otherwise consented to by the Required Lenders; and (2) of the appropriate judgment and tax Lien records, showing no outstanding judgment or tax Lien against any Loan Party, provided, with respect to any Property Guarantor organized within thirty (30) days prior to the date of the applicable Future Funding Date, no such searches under this Clause (B) shall be required;

(xvii)      with respect to each Collateral Property to be acquired on such Future Funding Date: to the extent reasonably deemed necessary by the Required Lenders, an executed REA estoppel letter from each party to any REA for any such applicable Collateral Property;

(xviii)      with respect to each Collateral Property to be acquired on such Future Funding Date: an earthquake or seismic condition report for any such applicable Collateral Property identified by the Required Lenders;

(xix)      with respect to each Collateral Property to be acquired on such Future Funding Date: evidence that such Initial Collateral Property will be managed either by a Loan Party directly or by a property manager reasonably acceptable to the Required Lenders pursuant to a property management agreement in form and substance satisfactory to the Required Lenders;

(xx)      with respect to each Collateral Property to be acquired on such Future Funding Date: to the extent required by the Required Lenders (A) a Physical Condition Report (which may be delivered electronically) prepared by an engineering firm acceptable to the Required Lenders and being in form and substance satisfactory to the Required Lenders, together with the express right of the Collateral Agent and the Lenders to rely on the same, and (B) an Acceptable Appraisal (which may be delivered electronically) in form and substance satisfactory to the Required Lenders;

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(xxi)      a favorable opinion to be delivered as of such Future Funding Date of one or more firms counsel to the Loan Parties (which delivery may be electronically on such Future Funding Date as long as an original follows via overnight courier) executing any Loan Documents on such Future Funding Date, addressed to Collateral Agent and the Lenders, as to such matters concerning such Loan Parties and such Loan Documents as the Required Lenders may reasonably request, including existence, power and authority; enforceability; non-contravention; no consent; and perfection;

(xxii)      copies (electronic or otherwise) of pay-off letters or lien releases satisfactory to the Required Lenders evidencing that all existing Indebtedness (other than Indebtedness incurred pursuant to the terms of the Loan Documents) of the Borrower and each other Loan Party and Indebtedness of the applicable seller that encumbers the applicable Collateral Property will be paid upon funding and that all Liens securing such Indebtedness (other than Indebtedness incurred pursuant to the terms of the Loan Documents) will be released upon funding; and

(xxiii)      such other assurances, certificates, documents, consents, or opinions as the Required Lenders reasonably may require.

(b)      Any fees required to be paid on or before such Future Funding Date shall have been paid.

(c)      Borrower shall have paid all reasonable attorney’s costs of Collateral Agent and the Lenders to the extent invoiced prior to or on such Future Funding Date.

(d)      The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects as of such Future Funding Date, except to the extent such representations and warranties were made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date.

(e)      No Default or Event of Default shall exist, or would result from the making of Loans on such Future Funding Date.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants, jointly and severally, to the Lenders that except as otherwise provided in the Schedules hereto as of the Closing Date (or a later date of so specified below), and any future Funding Date and after giving effect to the making of Loans and the application of proceeds thereof, that:

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Section 6.01.      Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated thereby, and to enter into the Transactions, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) with respect to qualification to do business, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or Material Property Event. Attached hereto as Schedule 6.01 is an organizational chart of each Loan Party. Execution and delivery of each of the Loan Documents by each Loan Party which is a party thereto, and entry by such Loan Party into the transactions contemplated hereunder, will not: (i) conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which a Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Loan Party, or (ii) conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Loan Party.

Section 6.02.      Proceedings. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and entry by such Loan Party into the transactions contemplated hereunder and thereunder. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of each Loan Party and constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject only to applicable Debtor Relief Laws, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 6.03.      No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party and consummation by each Loan Party of the Transactions, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Loan Party, as applicable pursuant to the terms of its Organizational Documents, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which any Loan Party is a party or by which any of such Loan Party property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority or body having jurisdiction over any Loan Party or any of the Collateral Properties or any of such Loan Party’s other assets, or any license or other approval required to operate the Collateral Properties, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Loan Party of this Agreement or by Borrower of any other Loan Document or consummation by Borrower of the Transactions, have been obtained and is in full force and effect, in each case if such Loan Party’s noncompliance with this Section 6.03 would reasonably be expected to have a Material Adverse Effect.

Section 6.04.      Litigation.

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(a)      There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to its knowledge, threatened against or affecting any Loan Party, which actions, suits or proceedings, if determined against such Loan Party, would reasonably be expected to have a Material Adverse Effect or Material Property Event.

(b)      To its knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting any Collateral Property, which actions, suits or proceedings, if determined against such Collateral Property, would reasonably be expected to have a Material Adverse Effect or Material Property Event.

Section 6.05.      Agreements. No Loan Party is party to any agreement or instrument or subject to any restriction which would reasonably be expected to have a Material Adverse Effect or cause a Material Property Event. No Loan Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation, Law or Legal Requirement to which it is a party or by which such Loan Party or any of the Collateral Properties are bound. No Loan Party has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Loan Party is a party or by which such Loan Party or any Collateral Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Collateral Properties as permitted by this Agreement and (b) obligations under the Loan Documents.

Section 6.06.      Solvency. No Loan Party has entered into the Transactions or executed the Notes, this Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor. Each Loan Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loans, the fair saleable value of each Loan Party’s assets exceeds and will, immediately following the making of the Loans on the Funding Date, exceed such Loan Party’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Each Loan Party’s assets do not and, immediately following the making of the Loans on the Closing Date will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Loan Party intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Loan Party and the amounts to be payable on or in respect of obligations of such Loan Party). No petition under any Debtor Relief Laws has been filed against any Loan Party or any constituent Person in the last seven (7) years, and neither such Loan Party nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Loan Party nor any of its respective constituent Persons are contemplating either the filing of a petition by it under any Debtor Relief Laws or the liquidation of all or a major portion of such Loan Party’s assets or property, and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

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Section 6.07.      Full and Accurate Disclosure. No statement of fact made by any Loan Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect. There is no fact presently known to any Loan Party which has not been disclosed to the Lenders which would have a Material Adverse Effect or could reasonably be expected to cause a Material Property Event.

Section 6.08.      No Plan Assets. No Loan Party is a Plan and none of the assets of any Loan Party constitute or will constitute “Plan Assets” of one or more Plans. In addition, (a) no Loan Party is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Loan Party are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

Section 6.09.      Compliance with Legal Requirements. To Loan Parties’ knowledge, except as disclosed in any Environmental Report, Physical Condition Report or Survey, Borrower and the Collateral Properties and the ownership, operation and use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. No Loan Party has received notice of any default or violation in any material respect of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by any Loan Party or, to the Loan Parties’ knowledge, any other Person in occupancy of or involved with the operation or use of the Collateral Properties any act or omission affording the Federal government or any other Governmental Authority the right of forfeiture as against any Collateral Property or any part thereof or any monies paid in performance of any Loan Party’s obligations under any of the Loan Documents.

Section 6.10.      Financial Information. All financial data, including, without limitation, the operating statements of revenue and expense, that have been delivered to the Lenders by or on behalf of Borrower and the Collateral Properties (a) considered in the aggregate, are true, complete and correct in all material respects, (b) fairly present the financial condition of Borrower and the Collateral Properties, as applicable, as of the date of such reports, and (c) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein (but subject to normal year-end adjustments). Except for Permitted Liens, no Loan Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Loan Party and reasonably likely to have a materially adverse effect on any Collateral Property or the operation thereof except as referred to or reflected in said financial statements. Since the date of the most recent such financial statements supplied to the Lenders, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

Section 6.11.      Condemnation. Except as provided on Schedule 6.11, at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, no Condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of any Collateral Property or for the relocation of roadways providing access to any Collateral Property.

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Section 6.12.      Federal Reserve Regulations; Foreign Asset Control Regulations. No part of the proceeds of the Loans will be used for the purpose of purchasing or carry any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents. No Loan Party owns any “margin stock”. Neither making of the Loans to Borrower, nor Borrower’ use of the proceeds of the Loans, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Section 6.13.      Utilities and Public Access. Each Collateral Property has, or at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property will have, rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Collateral Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Collateral Property are located either in the public right-of-way abutting each Collateral Property (which are connected so as to serve each Collateral Property without passing over other property) or in recorded easements serving each Collateral Property. All roads necessary for the use of each Collateral Property for their current respective purposes have been completed, are physically open and except as disclosed on the Surveys, are dedicated to public use and have been accepted by all Governmental Authorities.

Section 6.14.      Foreign Person. No Loan Party is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

Section 6.15.      Fee Ownership. Each Property Guarantor is, or, at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, will be, the sole legal and equitable fee owner of good and marketable to title to the applicable Collateral Property subject only to Permitted Liens.

Section 6.16.      Separate Tax Lots; Assessments. Each Collateral Property is or, at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, will be, comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Collateral Property. The foregoing notwithstanding, with respect to the property known as 210 American Drive in Jackson, Tennessee, Collateral Agent and the Lenders acknowledge that, upon acquisition, such property will not be a separate tax lot with separate assessment or assessments, but that the same will be subject to an agreement with the seller thereof allocating tax liability and requiring diligent efforts to create separate tax lots for the same. The Loan Parties covenant and agree to promptly comments and diligently pursue to conclusion all work necessary to cause such property to be a separate tax lot. To the best of each Loan Party’s knowledge, except for Permitted Liens, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Collateral Property, nor are there any contemplated improvements to any Collateral Property that may result in such special or other assessments, except for Permitted Liens.

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Section 6.17.      Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party, including the defense of usury, and no Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 6.18.      No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

Section 6.19.      Insurance. At the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, Borrower shall have obtained and have delivered to the Lenders, with respect to the applicable Collateral Property, certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To the best of each Loan Party’s knowledge, no Person, including any Loan Party, has done, by act or omission, anything which would impair the coverage of any such policy.

Section 6.20.      Use of Property. From and after the applicable Property Guarantor’s acquisition of a Collateral Property, such Collateral Property shall be used exclusively for industrial purposes and other appurtenant and related uses, including but not limited to appurtenant or ancillary offices.

Section 6.21.      Certificate of Occupancy; Licenses. To the best of the Loan Parties’ knowledge, and except as otherwise provided in any zoning reports delivered to a Lender prior to the date hereof, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Collateral Property (collectively, the “Licenses”), have been obtained (or will be at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property) and are in full force and effect (or will be at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property) and are not (or will be not be at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property) subject to revocation, suspension or forfeiture; provided, however, that, to Loan Parties’ knowledge, no certificates of occupancy exist for the properties commonly known as 210 American Drive in Jackson, Tennessee or 3940 Stern Avenue in Chicago, Illinois. To the best of Loan Parties’ knowledge, Schedule 6.21 lists all Licenses maintained for each Collateral Property and the holder of each such License. The Loan Parties shall update the representation set forth in the immediately preceding sentence upon acquisition of any Additional Collateral Property. From and after its acquisition of a Collateral Property, the applicable Property Guarantor shall keep and maintain (or shall cause to be kept and maintained) all Licenses necessary for the operation of such Collateral Property. From and after the applicable Property Guarantor’s acquisition of a Collateral Property, the use being made of such Collateral Property shall be in conformity with the certificate of occupancy issued for such Collateral Property.

Section 6.22.      Flood Zone. Except as disclosed on the Surveys, none of the Improvements on any Collateral Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards unless the flood insurance required pursuant to Section 9.01(a)(vii) will be, upon acquisition of any such Collateral Property, bound and in effect with all premiums paid.

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Section 6.23.      Physical Condition. Except to the extent that any Loan Party’s noncompliance with this Section 6.23 would not reasonably be expected to have a Material Adverse Effect or a Material Property Event, and except as was disclosed in any Environmental Report, Physical Condition Report or Survey, on and after the dates of its acquisition by the applicable Property Guarantor: (a) each Collateral Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Collateral Property, whether latent or otherwise, and no Loan Party has received notice from any insurance company or bonding company of any defects or inadequacies in any Collateral Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond; (b) each Collateral Property is free from damage caused by fire or other casualty; and (c) all liquid and solid waste disposal, septic and sewer systems located on each Collateral Property are, in all material respects, in a good and safe condition and repair and in compliance with all Legal Requirements.

Section 6.24.      Boundaries. Except as disclosed on the Surveys, (a) all of the Improvements which were included (or will be included at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property) in determining the Appraised Value as set forth in the Acceptable Appraisal of each Collateral Property lie wholly within the boundaries and building restriction lines of such Collateral Property, (b) no improvements on adjoining properties encroach upon (or will encroach upon at the time of the applicable Property Guarantor’s acquisition of) such Collateral Property, and (c) other than Permitted Liens, at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, no easements or other encumbrances will encroach upon any of the Improvements on the applicable Collateral Property.

Section 6.25.      Leases. At the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, no Person other than with respect to Permitted Liens will have any possessory interest in any Collateral Property or right to occupy the same except under and pursuant to the provisions of the Leases and Management Agreements. Except as disclosed on Schedule 6.25 or in the materials provided to the Lenders:

(a)      The current Leases are in full force and effect and, there are no defaults by any Loan Party or, to the best of each Loan Party’s knowledge, any tenant under any Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under any Lease;

(b)      With respect to the Major Leases, no Rent has been paid more than one (1) month in advance of its due date;

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(c)      There are no offsets or defenses to the payment of any portion of the Rents;

(d)      All work to be performed by any Loan Party under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Loan Party to any tenant has already been received by such tenant;

(e)      There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect;

(f)      No tenant under any Lease has sublet all or any portion of the premises demised thereby, nor does anyone except such tenant and its employees occupy such leased premises other than with respect to Permitted Liens;

(g)      No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of Collateral Property;

(h)      No tenant under any Lease has any right or option for additional space in any Collateral Property.

Section 6.26.      Survey. To each Loan Party’s knowledge, the Survey for each Collateral Property delivered to the Lenders in connection with this Agreement does not fail to reflect any material matter affecting such Collateral Property or any Material Title Defect.

Section 6.27.      Filing and Recording Taxes. At the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral Properties to the respective Property Guarantor shall have been paid. At the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, all mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, shall have been paid.

Section 6.28.      Intentionally Omitted.

Section 6.29.      Management Agreements. At the time of the applicable Property Guarantor’s acquisition of the applicable Collateral Property, except for any Collateral Property that is managed directly by a Loan Party, the Management Agreement for each Collateral Property shall be in full force and effect and there is no default thereunder by any Loan Party or, to any Loan Party’s knowledge, the Manager thereunder and, to the best of each Loan Party’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No Management Fees under any Management Agreement are accrued and unpaid except as provided or permitted under the express terms of a Management Agreement.

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Section 6.30.      Illegal Activity. No portion of any Collateral Property has been or will be purchased by Borrower with proceeds of any illegal activity and to the best of Borrower’ knowledge, there are no illegal activities or activities relating to any controlled substances at any Collateral Property.

Section 6.31.      No Change in Facts or Circumstances; Disclosure. To the best of the Loan Parties’ knowledge, all information submitted by Borrower, or on behalf of Borrower, to the Lenders and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with this Agreement or in satisfaction of the terms thereof and all statements of fact made by any Loan Party in this Agreement or in any other Loan Document, considered in the aggregate, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or would have a Material Adverse Effect.

Section 6.32.      Investment Company Act. No Loan Party is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 6.33.      Principal Place of Business; State of Organization; Tax Identification Number. Each Loan Party’s principal place of business, state of organization, organizational identification number and tax identification number as of the date hereof is set forth in Schedule 6.33 to this Agreement.

Section 6.34.      Single Purpose Entity. Each Property Guarantor represents, covenants and agrees that, except as otherwise expressly provided in this Agreement, it has not, and shall not, and that its Organizational Documents provide that it has not, and shall not:

(a)      engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of its respective Collateral Properties, and entering into the Loans, and activities incidental thereto or conduct and operate its business in a different manner from how it is presently conducted and operated;

(b)      acquire or own any material assets or property other than (i) its respective Collateral Properties and such incidental Personal Property as may be necessary for the operation of its Collateral Property or Collateral Properties, as the case may be;

(c)      merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

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(d)      (i) fail to observe its organizational formalities or preserve its existence as an entity duly formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, and qualification to do business in the state where its Collateral Property or Collateral Properties are located, if applicable, or (ii) amend, modify, terminate or fail to comply with the special purpose entity/bankruptcy remoteness provisions of such Loan Party’s Organizational Documents;

(e)      own any Subsidiary or make any Investment in any Person except in compliance with the terms of Sections 8.02 and 8.10 this Agreement, without the prior written consent of the Required Lenders;

(f)      commingle its funds or its assets with the assets of any of its members, general partners, Affiliates or of any other Person, participate in a cash management system (other than pursuant to a Management Agreement or in accordance with this Agreement) with any other Person or fail to use its own separate stationery, invoices and checks;

(g)      incur any Indebtedness, other than (i) Permitted Liens; (ii) the Obligations, and (iii) except for trade payables in the ordinary course of its business of owning and operating the Collateral Property or Properties as applicable, provided that such trade debt (A) is not evidenced by a note, (B) is paid within sixty (60) days of the date incurred, (C) does not exceed, in the aggregate, five percent (5%) of the outstanding principal balance of the Notes and (D) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances;

(h)      (i) fail to maintain its records (including financial statements), books of account and bank accounts (including payroll accounts) separate and apart from those of the members, general partners, Principal or Affiliates of a Loan Party, the Affiliates of a member, general partners, Principal or Affiliate of such Loan Party, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements; except for consolidated financial statements which contain a note indicating that such Loan Party’s separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(i)      become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(j)      seek the dissolution or winding up in whole, or in part, of such Loan Party;

(k)      fail to correct any known misunderstandings regarding the separate identity of any Loan Party, or any other Borrower, Principal of a Loan Party, member, general partner or Affiliate thereof or any other Person;

(l)      guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person, other than with respect to the Obligations;

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(m)      make any loans or advances from Collateral to any third party, including any Principal of a Loan Party, member, general partner or Affiliate of Borrower or any member, general partner or Affiliate thereof, and shall not acquire with Collateral any obligations or securities of any Principal, member, general partner or Affiliate of a Loan Party, or any member, general partner, or Affiliate thereof; or enter into, or be a party to, any transaction with any Affiliate of any Loan Party, except for transactions which are in the ordinary course of business, with terms no less favorable to such Property Guarantor, its Principal or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party, in accordance with Section 8.18;

(n)      fail to file its own tax returns or be included on the tax returns of any other Person except as required by applicable Law;

(o)      fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of any Loan Party, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that such Property Guarantor or Principal of a Property Guarantor, is responsible for the debts of any third party (including any Principal, member, general partner, or Affiliate of a Property Guarantor, or any member, general partner or Affiliate thereof);

(p)      fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(q)      hold itself out as or be considered as a department or division of (i) any Principal, general partner, member or Affiliate of any other Loan Party, (ii) any Affiliate of a Principal, general partner or member of any other Loan Party, or (iii) any other Person;

(r)      fail to allocate fairly and reasonably any overhead expenses that are shared with a Loan Party, including paying for office space and services performed by any employee of an Affiliate of such Loan Party;

(s)      pledge its assets that constitute Collateral for the benefit of any other Person other than with respect to the Obligations;

(t)      fail to maintain a sufficient number of employees in light of its contemplated business operations;

(u)      fail to provide in its Organizational Documents that for so long as the Loans or any other Obligations are outstanding, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Debtor Relief Law or make an assignment for the benefit of creditors;

(v)      fail to hold its assets in its own name or maintain its assets in a manner that is costly or difficult to segregate, ascertain, or identify from the assets of any Affiliate, Principal, member, general partner or guarantor of any other Loan Party, or any Affiliate of such Principal, member, general partner or guarantor, or from any other Person;

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(w)      have any of its obligations guaranteed by an Affiliate, other than with respect to the Obligations hereunder;

(x)      become involved in the day-to-day management of any other Person;

(y)      make any Investments; or

(z)      permit its board of directors/managers to take any action which, under the terms of any applicable Organizational Documents, requires the unanimous vote of one hundred percent (100%) of the members of the board, including, with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (x) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s properties, or (y) taking any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seeking any relief under any laws relating to the relief from debts or the protection of debtors generally, or (z) violating the requirements set forth in this Section 6.34 or in such Person’s Organizational Documents, with respect to its operations as a special purpose vehicle.

The limited liability company agreements of each Property Guarantor (collectively, the “LLC Agreement”) shall provide that (i) that Lenders are an intended beneficiary of the single purpose entity requirements set forth therein and may enforce such provisions, (ii) upon the occurrence of any event that causes the last remaining member of such Property Guarantor (“Member”) to cease to be the member of such Property Guarantor (other than (1) upon an assignment by Member of all of its limited liability company interest in such Property Guarantor and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of such Property Guarantor in accordance with the terms of the Loan Documents and the LLC Agreement), any Person designated by such Property Guarantor shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of such Property Guarantor, automatically be admitted to such Property Guarantor (“Special Member”) and shall continue such Property Guarantor without dissolution and (iv) Special Member may not resign from such Property Guarantor or transfer its rights as Special Member unless a successor Special Member has been admitted to such Property Guarantor as Special Member in accordance with requirements of Delaware law. The LLC Agreement further provides that (v) Special Member shall automatically cease to be a member of such Property Guarantor upon the admission to such Property Guarantor of a substitute Member, (w) Special Member shall be a member of such Property Guarantor that has no interest in the profits, losses and capital of such Property Guarantor and has no right to receive any distributions of such Property Guarantor’s assets, (x) pursuant to Section 18-30-1 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to such Property Guarantor and shall not receive a limited liability company interest in such Property Guarantor, (y) Special Member, in its capacity as Special Member, may not bind such Property Guarantor and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such Property Guarantor, including, without limitation, the merger, consolidation or conversion of such Property Guarantor. In order

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to implement the admission to such Property Guarantor of Special Member, Special Member shall execute a counterpart to the LLC Agreement. The LLC Agreement provides that prior to its admission to such Property Guarantor as Special Member, Special Member shall not be a member of such Property Guarantor. The LLC Agreement further provides the following: (i) upon the occurrence of any event that causes the Member to cease to be a member of such Property Guarantor, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in such Property Guarantor, agree in writing (A) to continue such Property Guarantor and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Property Guarantor, effective as of the occurrence of the event that terminated the continued membership of Member of such Property Guarantor in such Property Guarantor; (ii) any action initiated by or brought against Member or Special Member under any Debtor Relief Laws shall not cause Member or Special Member to cease to be a member of such Property Guarantor and upon the occurrence of such an event, the business of such Property Guarantor shall continue without dissolution; and (iii) that each of Member and Special Member waives any right it might have to agree in writing to dissolve such Property Guarantor upon the occurrence of any action initiated by or brought against Member or Special Member under any Debtor Relief Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of such Property Guarantor.

Section 6.35.      Business Purposes. The Loans and the proceeds thereof are to be used solely for the business purposes of Borrower, and are not for personal, family, household, or agricultural purposes.

Section 6.36.      Taxes. Each Loan Party has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid, prior to delinquency thereof, all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. No Loan Party knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 6.37.      Environmental Representations and Warranties. Each Loan Party represents and warrants, except as specifically disclosed in those certain Environmental Reports identified on Schedule 6.37 (as such Schedule may be updated in connection with acquisition of an Additional Collateral Property) with respect to each Collateral Property that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Collateral Properties, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Collateral Property or each tenant’s respective business at such Collateral Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any of the Collateral Properties; (c) to any Loan Party’s knowledge, there is no threat of any Release of Hazardous Materials migrating to any of the Collateral Properties; (d) there is no present or, to any Loan Party’s knowledge, prior noncompliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Collateral Properties; (e) no Loan Party knows of, and has not received, any written or oral notice or other

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communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials located or Released in, on, under or from any of the Collateral Properties or relating to any Environmental Liability; and (f) each Loan Party has truthfully and fully provided to the Lenders, in writing, any and all information relating to environmental conditions in, on, under or from any of the Collateral Properties known to such Loan Party or contained in such Loan Party’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any of the Collateral Properties and/or to the environmental condition of the Collateral Properties.

Section 6.38.      Intentionally Omitted.

Section 6.39.      Liens. With respect to any Collateral, at the time of the applicable Property Guarantor’s acquisition of the applicable Collateral, the Collateral Documents will provide first priority Liens in the Collateral in favor of Collateral Agent for the benefit of the Secured Parties, subject to no other Liens, other than Permitted Liens.

Section 6.40.      Service Contracts. Other than the Leases (which the applicable Property Guarantor will accept by assignment at the time of its acquisition of the applicable Collateral Property), no Loan Party has entered into any Contractual Obligation with respect to property or services to be provided by third parties with respect to any Collateral Property except (a) those listed on Schedule 6.40, (b) after the Closing Date, those permitted under Section 8.05, (c) those that are otherwise not material to Borrower or any Collateral Property, and (d) those that are otherwise disclosed to and approved by the Required Lenders prior to the applicable Property Guarantor’s acquisition of the applicable Collateral Property.

Section 6.41.      Personal Property Leasing and Financing.

No Personal Property used in the ownership or operation of any Collateral Property, is subject to any financing or leasing arrangements except (a) with respect to the Initial Collateral Property, as disclosed on Schedule 6.41, (b) after the Closing Date, those permitted under Section 8.04, (c) those that are otherwise not material to Borrower or any Collateral Property, and (d) those that are otherwise disclosed to and approved by the Required Lenders prior to the applicable Property Guarantor’s acquisition of the applicable Collateral Property.

Section 6.42.      Reciprocal Agreements.

(a)      No Loan Party is currently in default in any respect (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any REA, and each REA remains unmodified and in full force and effect except where such default, modification or failure to be in full force and effect could not reasonably be expected to cause a Material Property Event.

(b)      All sums due and owing by any Loan Party to the other parties to each REA (or by the other parties to each REA to any Loan Party) pursuant to the terms of such REA, have been paid, are current, and no lien has attached on any Collateral Property (or threat thereof been made) for failure to pay any of the foregoing except where such failure could not reasonably be expected to cause a Material Property Event.

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Section 6.43.      Survival of Representations. The Loan Parties Agree that all of the representations and warranties set forth in this Article VI and elsewhere in this Agreement and in the other Loan Documents (as such representations and warranties are modified or qualified by the Schedules, reports and other certificates and instruments delivered to the Lenders or Collateral Agent pursuant to this Agreement) shall survive for so long as any amount remains owing by any Loan Party under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by any Loan Party shall be deemed to have been relied upon by the Lenders and Collateral Agent notwithstanding any investigation heretofore or hereafter made by the Lenders or Collateral Agent or on their respective behalves.

Section 6.44.      Loan Party Knowledge. For purposes of this Agreement and any document delivered by a Loan Part pursuant to the terms of this Agreement, whenever the phrase "to each Loan Party's knowledge," "to each Loan Party's actual knowledge," "to Borrower's knowledge," "to Borrower's actual knowledge," or the "knowledge" of each Loan Party (or Borrower) or words of similar import are used with respect to any Loan Party, they shall be deemed to refer to facts within the actual knowledge only of Jeffrey E. Witherell, Pendleton P. White, Jr., Daniel C. Wright, and James M. Connolly and no others, at the times indicated only, without duty of inquiry whatsoever.

Section 6.45.      Liability for Representations and Warranties. Lenders acknowledge that the individuals named above are named solely for the purpose of defining and narrowing the scope of the Loan Parties’ knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Lenders. Each Lender covenants that it will bring no action of any kind against such individuals arising out of these representations and warranties.

ARTICLE VII
AFFIRMATIVE COVENANTS

From the date hereof until payment and performance in full of all Obligations under the Loan Documents or, in respect of a specific Collateral Property, until the earlier release of the Liens of all Mortgages encumbering such Collateral Property in accordance with the terms of this Agreement and the other Loan Documents, each Loan Party covenants and agrees as follows:

Section 7.01.      Existence; Compliance with Legal Requirements.

(a)      There shall never be committed by any Loan Party or any other Person in occupancy of the Collateral Properties during the applicable Property Guarantor’s period of ownership of the applicable Collateral Property any act or omission affording the Federal government or any state or local government the right of forfeiture against any Collateral Property or any part thereof or any monies paid in performance of such Loan Party’s obligations under any of the Loan Documents. Each Loan Party hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. To the extent that any Loan Party’s noncompliance with this Section 7.01(a) would reasonably be expected to have a Material Adverse Effect, during the applicable Property Guarantor’s period of ownership of the

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applicable Collateral Property: (i) such Loan Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and its Collateral Properties; (ii) such Loan Party shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Collateral Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in this Agreement and the Mortgages; (iii) such Loan Party shall keep the Collateral Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement; and (iv) such Loan Party shall operate any Collateral Property that is the subject of any O&M Program in accordance with the terms and provisions thereof in all material respects.

(b)      Each Loan Party, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to such Loan party or any Collateral Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any Contractual Obligation to which the applicable Loan Party are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws; (iii) no Collateral Property nor any part thereof or interest therein will be in any material danger of being sold, forfeited, terminated, cancelled or lost; (iv) such Loan Party shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against such Loan Party or any Collateral Property; and (vi) such Loan Party shall furnish such security as may be required in the proceeding, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. The Required Lenders may require Collateral Agent to apply, or cause the application of, any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of the Required Lenders, the validity, applicability or violation of such Legal Requirement is finally established or any Collateral Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

Section 7.02.      Taxes and Other Charges. On and after the dates of a Property Guarantor’s acquisition of a Collateral Property, each Loan Party shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against such Collateral Property or any part thereof prior to delinquency thereof. Upon the Required Lenders’ request, each Loan Party shall furnish to the Lenders receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. No Loan Party shall suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Collateral Properties, and shall promptly pay for all utility services provided to the Collateral Properties. Each Loan Party, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith

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and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured or would result from such contest; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any Contractual Obligation to which a Loan Party is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws; (iii) no Collateral Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) such Loan Party shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Collateral Properties; and (vi) such Loan Party shall furnish to Collateral Agent such security as may be required in the proceeding or as may be necessary or advisable, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. The Required Lenders may cause Collateral Agent to apply such security or part thereof held by Collateral Agent at any time when, in the judgment of the Required Lenders, the validity or applicability of such Taxes or Other Charges are established or any Collateral Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be a material danger of the Lien of any Mortgage being primed by any related Lien.

Section 7.03.      Litigation. The Loan Parties shall give prompt written notice to the Lenders of any litigation or governmental proceedings pending or threatened in writing against any Loan Party which might have a Material Adverse Effect or might result in a judgment in excess of Five Hundred Thousand Dollars ($500,000).

Section 7.04.      Access to Collateral Properties. Subject to the rights of tenants under their respective Leases, the Loan Parties shall permit agents, representatives and employees of Collateral Agent and the Lenders to inspect the Collateral Properties or any part thereof at reasonable hours upon reasonable advance notice and shall cause each Manager to permit such access.

Section 7.05.      Notices. (3) Default. The Loan Parties shall promptly advise the Lenders of any material adverse change in any Loan Party’s condition, financial or otherwise, or of the occurrence of any Default, Event of Default or Material Property Event of which a Loan Party has knowledge.

(b)      Equity Proceeds. The Loan Parties shall promptly advise the Lenders of the consummation by Plymouth REIT of any transaction that results in the receipt of Equity Proceeds by Plymouth REIT in connection with the prepayments set forth in Section 2.03(b)(i). Such notice shall include the closing date of such transaction.

Section 7.06.      Cooperation in Legal Proceedings. The Loan Parties shall cooperate fully with Collateral Agent and the Lenders with respect to any proceedings relating to the Loan Parties, the Collateral Properties or the Loans before any court, board or other Governmental Authority which may in any way adversely affect the rights of Collateral Agent, the Lenders hereunder or any rights obtained by Collateral Agent or the Lenders under any of the other Loan Documents and, in connection therewith, permit Collateral Agent and the Lenders, at their respective elections, to participate in any such proceeding.

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Section 7.07.      Award and Insurance Benefits. The Loan Parties shall cooperate with Collateral Agent and the Lenders in obtaining for the Lenders the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Collateral Property, and Collateral Agent and the Lenders shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by the Loan Parties of the expense of an Acceptable Appraisal on behalf of Collateral Agent or the Lenders in case of Casualty or Condemnation affecting any Collateral Property or any part thereof) out of such Award or Insurance Proceeds.

Section 7.08.      Further Assurances. Each Loan Party shall, at their sole cost and expense:

(a)      furnish to the Lenders all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by such Loan Party pursuant to the terms of the Loan Documents unless waived by the Required Lenders or reasonably requested by the Required Lenders in connection therewith, including without limitation any of the following with respect to a Collateral Property: an Acceptable Appraisal, a Physical Condition Report, a zoning report, and appropriate flood certificates reasonably acceptable to the Required Lenders;

(b)      execute and deliver to the Lenders such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations under the Loan Documents and the Liens in favor of Collateral Agent and the Lenders and priority thereof, as the Lenders may reasonably require including, without limitation (i) the authorization of Collateral Agent or the Lenders to execute and/or the execution by the Loan Parties (if applicable) and filing of UCC financing statements, (ii) the execution and delivery of all such writings necessary to transfer any Licenses into the name of Collateral Agent or the Lenders or their designee after the occurrence of any Event of Default, to the extent such Licenses are transferable, (iii) the Loan Parties shall cause the applicable Manager to cooperate in the transfer of any Licenses held by such Manager to such Loan Party upon the termination of the Management Agreement with such Manager, in accordance with the terms of such Management Agreement, and (iv) in respect of Collateral consisting of motor vehicles in excess of Twenty-Five Thousand Dollars ($25,000) in value per vehicle only, notification by such Loan Party of the existence of such vehicles whether or not requested by the Lenders and upon the request of the Lenders such information relating to and instruments of title relating thereto as may be necessary to perfect Liens; and

(c)      do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as the Required Lender shall reasonably require from time to time, including cooperating to assist any Lender in obtaining any additional appraisals required under FIRREA, at the sole expense of such Lender.

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Section 7.09.      Mortgage and Intangible Taxes. The Loan Parties shall pay, or reimburse Collateral Agent and the Lenders for (in each case, to the extent permitted by applicable Law) all state, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of the Mortgages and/or upon the execution and delivery of Notes and this Agreement.

Section 7.10.      Financial Reporting.

(a)      Each Loan Party will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, (or such other accounting basis acceptable to the Required Lender) proper and accurate books, records and accounts reflecting all of the financial affairs of such Loan Party and all items of income and expense in connection with the operation on an individual basis of the Collateral Properties. Each Lender, at its own cost and expense (except as provided in the next sentence) shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as such Lender shall desire. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by any Lender to examine Borrower’s accounting records with respect to the Collateral Properties, as any such Lender shall determine to be necessary or appropriate. All operating and profits and loss statements required pursuant to this Section 7.10 shall be prepared for each Collateral Property and for the Collateral Properties taken as a whole. All other statements required pursuant to this Section 7.10 shall be prepared for the Collateral Properties taken as a whole.

(b)      Each Loan Party will furnish to the Lenders annually, within ninety (90) days following the end of each Fiscal Year: a complete copy of (i) Plymouth REIT’s annual financial statements certified by a Responsible Officer of such Loan Party, both in accordance with GAAP (or such other accounting basis acceptable to the Required Lenders) covering the Collateral Properties for such Fiscal Year and containing statements of profit and loss and a balance sheet, and (ii) an operating statement certified by a Responsible Officer of Borrower for each Collateral Property and the Collateral Properties taken as a whole which present the operating results of the Collateral Properties in a manner consistent with those operating statements given by Borrower to the Lenders prior to the Closing Date. Such statements referred to in subsection (ii) above shall set forth the financial condition and the results of operations of the Collateral Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Operating Income for such period, and (iii) calculations, set forth in reasonable detail of the Debt Service Coverage Ratio, certified by a Responsible Officer of Borrower. Borrower’s annual financial statements shall be accompanied by (1) operating statements for each Collateral Property and the Collateral Properties taken as a whole showing a comparison of the income and expenses contained in the prior Fiscal Year’s Approved Annual Budget and the actual income and expenses for the prior Fiscal Year and (2) a certificate executed by a Responsible Officer or other appropriate officer of such Loan Party, stating that each such annual financial statement and operating statements present fairly the financial condition and the results of operations of each Loan Party and the Collateral Properties being reported upon and has been prepared in accordance with GAAP.

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(c)      Each Loan Party will furnish, or cause to be furnished, to the Lenders on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by a certificate of a Responsible Officer or other appropriate officer of such Loan Party, stating that such items are true, correct, accurate, and complete and fairly present the results of the operations of such Loan Party and the Collateral Properties: (i) quarterly and year-to-date operating statements, and Capital Expenditures presented for each Collateral Property and the Collateral Properties taken as a whole in a form consistent with the operating statements and Capital Expenditures reports delivered by Borrower to the Lenders in connection with the Lenders’ underwriting of the Loans) and prepared for each calendar quarter, noting Net Operating Income for such period, and other information necessary and sufficient to fairly present the results of operation of the Collateral Properties during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses; (ii) a detailed explanation of any variances which are both (I) ten percent (10%) or more and (II) in excess of Fifty Thousand Dollars ($50,000) between budgeted and actual amounts for any Collateral Property, all in form satisfactory to the Required Lenders; (iii) calculations, set forth in reasonable detail, of the Debt Service Coverage Ratio, certified by a Responsible Officer of Borrower; and (iv) following the Extension Effective Date, if applicable, calculations, set forth in reasonable detail, of the Net Cash Flow for the preceding calendar quarter (or portion thereof), certified by a Responsible Officer of Borrower.

(d)      Each Loan Party will furnish, or cause to be furnished, to the Lenders on or before thirty (30) days after the end of each calendar month, monthly profits and loss statements for each Collateral Property, accompanied by a certificate of a Responsible Officer or other appropriate officer of Borrower, stating that such statements are, to the Responsible Officer’s knowledge, true, correct, accurate, and complete and fairly present the results of the operations of Borrower and each Collateral Properties.

(e)      For Fiscal Year 2015, and for each Fiscal Year thereafter, (I) Borrower shall submit to the Lenders a preliminary Annual Budget for each Collateral Property not later than thirty (30) days prior to the commencement of such Fiscal Year and (II) Borrower shall submit to the Lenders a final proposed Annual Budget for each Collateral Property not later than sixty (60) days after to the commencement of such Fiscal Year. The final budget shall be in form reasonably satisfactory to the Required Lenders, and shall be subject to the Required Lenders’ written approval, which approval shall not be unreasonably withheld or delayed (each such Annual Budget after it has been approved in writing by the Required Lenders shall be hereinafter referred to as an “Approved Annual Budget”. In the event that Required Lenders object to the preliminary or final proposed Annual Budget submitted by Borrower, the Required Lenders shall advise Borrower of such objections within fifteen (15) days after receipt respectively thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to the Lenders. The Required Lenders shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until the Required Lenders approve the Annual Budget. Until such time that the Required Lenders approve a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect (A) estimated increases in Taxes, Insurance Premiums and

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utilities expenses and, (B) any incremental increases provided for under the terms of the Management Agreements. Any such proposed preliminary or final Annual Budget submitted to the Lenders for the Required Lenders’ approval shall be deemed approved if the Required Lenders shall have failed to notify Borrower of its approval or disapproval within fifteen (15) Business Days following the Lenders’ receipt of Borrower’ written request together with such final proposed Annual Budget, as the case may be, and any and all required information and documentation reasonably required by the Required Lenders to reach a decision, provided, such request to the Lenders is marked in bold lettering with the following language: “LENDERS’ RESPONSES ARE REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT AMONG THE UNDERSIGNED, THE LENDERS AND OTHERS” and the envelope containing the request must be marked “PRIORITY”. With respect to the Annual Budgets to the extent that the timing and the procedures for approval of such Annual Budgets as set forth herein shall be inconsistent with the timing and the procedures for approval set forth in the Management Agreements, the timing and procedures set forth in the Management Agreement shall control, provided that the foregoing shall not in any way limit Required Lenders’ rights to approve such Annual Budgets as set forth above prior to Borrower agreement on such Budget with the applicable Manager.

(f)      Within five (5) Business Days of the filing thereof, written notice and a listing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which Plymouth REIT, any other Loan Party or any of their respective Subsidiaries shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(g)      Promptly upon the mailing thereof to the shareholders of Plymouth REIT, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued the Borrower or Plymouth REIT, in each case to the extent not otherwise publicly available;

(h)      Each Loan Party shall furnish to the Lenders, promptly, and in any event, within ten (10) Business Days after written request such further detailed information with respect to the operation of the Collateral Properties and the financial affairs of such Loan Party as may be reasonably requested by such Person.

(i)      Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) on a diskette or via email, (ii) if requested by the Required Lenders and within the capabilities of Borrower’ data systems without change or modification thereto, in electronic pdf form and prepared using a Microsoft Excel, Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files) and (iii) if requested by the Required Lenders in paper form.

Section 7.11.      Business and Operations. Each Loan Party will continue to engage in the businesses presently conducted by such Loan Party as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Collateral Properties. Each Loan Party will exercise commercially reasonable efforts to comply at all times and in all material respects with the applicable brand standards at each Collateral Property. Borrower will remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Collateral Properties.

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Section 7.12.      Costs of Enforcement. Without limitation of any other provision of this Agreement or any other Loan Document, in the event (a) that any Mortgage encumbering any Collateral Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Collateral Property in which proceeding Collateral Agent or any Lender is made a party, or (c) a Bankruptcy Event with respect of any Loan Party or any of their constituent Persons or an assignment by any Loan Party or any of their constituent Persons for the benefit of its creditors, Borrower, their successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Collateral Agent, the Lenders or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

Section 7.13.      Estoppel Statements.

(a)      After written request by the Required Lenders, and no more often than one time during any twelve (12) month period (unless an Event of Default has occurred and is continuing) Borrower shall within ten (10) Business Days furnish the Lenders with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Obligations, (ii) the unpaid principal amount of the Obligations, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Indebtedness hereunder, and (v) that the Notes, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)      Borrower shall use commercially reasonable efforts to deliver to the Lenders upon the Required Lenders’ request, and no more often than one time during any twelve (12) month period (unless an Event of Default has occurred and is continuing) tenant estoppel certificates from each commercial tenant under a Major Lease in form contemplated by such Major Lease, and if not contemplated thereby, in form and substance reasonably satisfactory to the Required Lenders.

(c)      Intentionally Omitted.

(d)      Intentionally Omitted.

(e)      Borrower shall use commercially reasonable efforts, promptly upon request of the Required Lenders, and no more often than one time during any twelve (12) month period (unless an Event of Default has occurred and is continuing), to deliver, or cause the applicable Property Guarantor to deliver to the Lenders an estoppel certificate from each tenant under a Major Lease stating that (i) such Major Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither such tenant nor the applicable Property Guarantor is in default under any of the terms, covenants or provisions of the applicable Major Lease and such tenant knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under such Major Lease, (iii) neither such tenant nor the applicable Property Guarantor has commenced any action or given or received any notice for the purpose of terminating such Major Lease and (iv) all sums due and payable under such Major Lease have been paid in full.

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(f)      Borrower shall use commercially reasonable efforts, promptly upon request of the Required Lenders, and no more often than one time during any twelve (12) month period (unless an Event of Default has occurred and is continuing), to deliver, or cause the applicable Property Guarantor to deliver to the Lenders an estoppel certificate from each Manager stating that (i) the applicable Management Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Manager nor applicable Borrower is in default under any of the terms, covenants or provisions of such Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under such Management Agreement, (iii) neither Manager nor applicable Borrower has commenced any action or given or received any notice for the purpose of terminating such Management Agreement and (iv) all sums due and payable under such Management Agreement have been paid in full.

Section 7.14.      Use of Proceeds. Borrower shall use the proceeds of the Loans only (i) to repay its existing indebtedness, (ii) to make an Investment in a Property Guarantor in an amount sufficient so that such Property Guarantor can use 100% of the proceeds of such Investment to fund the acquisition by such Property Guarantor of its Collateral Properties, (iii) to pay the Monthly Debt Service Payment Amount through the Stated Maturity Date, and (iv) to pay certain fees and expenses and fund working capital needs as approved by the Required Lenders (including, without limitations, the Lenders’ fees hereunder, the Lenders’ counsel fees and expenses in connection with the preparation and negotiation of the Loan Documents).

Section 7.15.      Performance by Loan Parties. Each Loan Party shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to such Loan Party.

Section 7.16.      Leasing Matters.

(a)      With respect to any Collateral Property, each Property Guarantor may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of any Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by such Loan Party (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) would not cause a Material Property Event, (iv) is subject and subordinate to the related Mortgage and, upon the Required Lenders’ reasonable request, the lessee thereunder agrees to attorn to Collateral Agent pursuant to an agreement acceptable to the Required Lenders and (v) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 7.16(a) shall be subject to the prior approval of the Required Lenders, which approval shall not be unreasonably withheld, delayed or conditioned. At the Required Lenders’ request, Borrower shall promptly deliver to the Lenders copies of all Leases which are entered into pursuant to this Subsection together with Borrower’ certification that they have satisfied all of the conditions of this Section.

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(b)      Each Property Guarantor (i) shall observe and perform all the obligations imposed upon the lessor under the Major Leases and shall not do or permit to be done anything to impair the value of any of the Major Leases as security for the Obligations; (ii) shall promptly send copies to the Lenders of all notices of default or other material matters which such Property Guarantor shall send or receive with respect to the Major Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Major Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require the Required Lenders’ prior written approval); (iv) shall not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents; and (vi) shall not consent (to the extent that lessor’s consent is required under a Major Lease) to any assignment of or subletting under any Major Leases not in accordance with their terms, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, delayed or conditioned.

(c)      A Property Guarantor may, without the consent of the Lenders, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guarantee, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) would not cause a Material Property Event, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any Lease subordination agreement binding upon Collateral Agent with respect to such Lease. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of the Required Lenders and their respective counsel, not to be unreasonably withheld, conditioned or delayed, at Borrower’ expense. At the Required Lenders’ request, each Property Guarantor shall promptly deliver to the Lenders copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 7.16(c) together with each applicable Borrower’s certification that it has satisfied all of the conditions of this Section 7.16(c).

(d)      Notwithstanding anything contained herein to the contrary, with respect to any Collateral Property, no Property Guarantor shall, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld, delayed or conditioned), enter into, materially amend, materially modify, waive any material provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, or renew or extend upon terms and conditions less favorable to such Loan Party, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease; provided, however, such Loan Party shall not be required to obtain the Lenders’ written consent to any immaterial, non-economic change or beneficial economic change to a Major Lease (provided that, changes materially altering: the square footage leased, the location or use of the Collateral Property or extending the term including any renewal option for a period in excess of five (5) years shall, in each case, be considered a material change). For the avoidance of doubt, to the extent that the lessor’s consent is required under the applicable Major Lease, any assignment or sublease of a Major Lease shall require the consent of the Required Lenders.

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(e)      To the extent actually received by Collateral Agent, Collateral Agent shall hold any and all monies representing security deposits under the Leases (the “Security Deposits”) received by Collateral Agent, in accordance with the terms of this Agreement and the respective Lease, and shall only release the Security Deposits in order to return a tenant’s Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease.

To the extent that the Required Lenders’ consent or approval is required under this Section 7.16, any such proposed modification, change, supplement, alteration, amendment, assignment or sublease of a Lease or Major Lease submitted to the Lenders for approval shall be deemed approved if (i) Borrower deliver to the Lenders a written request for such approval marked in bold lettering with the following language: LENDERS’ RESPONSES ARE REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT AMONG THE UNDERSIGNED, LENDERS AND OTHERS” and the envelope containing the request must be marked “PRIORITY”; and (ii) the Required Lenders shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following the Lenders’ receipt of Borrower’ written request together with such proposed modification, change, supplement, alteration, amendment, assignment or sublease of a Lease or Major Lease, and any and all other information and documentation relating thereto reasonably required by the Required Lenders to reach a decision. In no event shall a Lender be deemed to have approved (1) a surrender, termination or cancellation of a Major Lease or (2) any change having a Material Adverse Effect; provided that no Lender shall unreasonably delay such decision. Upon Borrower’ request, the Required Lenders shall deliver to Borrower a reasonably detailed description of the reasons for any disapprovals under this Section 7.16.

Section 7.17.      Management Agreements.

(a)      At the time of its acquisition by the applicable Property Guarantor, each Collateral Property shall be operated under the terms and conditions of the applicable Management Agreement or directly by a Loan Party. Each Property Guarantor shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreements on the part of the applicable Property Guarantor to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of such Property Guarantor under the Management Agreements and (ii) promptly notify the Lenders of the giving of any notice by any Manager to such Property Guarantor of any default by such Property Guarantor in the performance or observance of any of the terms, covenants or conditions of any Management Agreement on the part of the applicable Property Guarantor to be performed and observed and deliver to the Lenders a true copy of each such notice. No Property Guarantor shall surrender any Management Agreement, consent to the assignment by any Manager of its interest under a Management Agreement, or terminate or cancel any Management Agreement, or modify, change, supplement, alter or amend any Management Agreement, in any material respect, either orally or in writing without the Required Lenders’ prior written consent.

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Each Property Guarantor hereby assigns to Collateral Agent for the benefit of the Secured Parties as further security for the payment of the Obligations and for the performance and observance of the terms, covenants and conditions of this Agreement and the other Loan Documents, all the rights, privileges and prerogatives of such Property Guarantor to surrender any Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend such Management Agreements, in any material respect, and any such surrender of such Management Agreements, or termination, cancellation, modification, change, supplement, alteration or amendment of any Management Agreement in any material respect, without the prior consent of the Required Lenders, shall be void and of no force and effect. Any such proposed modification, change, supplement, alteration or amendment of the Management Agreement submitted to the Lenders for approval shall be deemed approved if (i) such Property Guarantor delivers to the Lenders a written request for such approval marked in bold lettering with the following language: “LENDERS’ RESPONSES ARE REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT AMONG THE UNDERSIGNED AND THE LENDERS” and the envelope containing the request must be marked “PRIORITY”, and (ii) the Required Lenders shall have failed to notify Borrower of approval or disapproval within such fifteen (15) Business Days following the Lenders’ receipt of Borrower’ written request together with such proposed modification, change, supplement, alteration or amendment of the Management Agreement, and any and all other information and documentation relating thereto reasonably required by the Required Lender to reach a decision. In no event shall the Lenders be deemed to have approved (1) a surrender, termination or cancellation of the Management Agreement, (2) any change having a Material Adverse Effect under the Management Agreement, or (3) or a new management agreement with a new property manager.

(b)      If a Property Guarantor shall default in the performance or observance of any material term, covenant or condition of any Management Agreement on the part of such Property Guarantor to be performed or observed, after expiration of any applicable notice and cure periods provided in such Management Agreement, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing such Loan Party from any of its obligations hereunder, the Lenders shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of such Management Agreement on the part of such Property Guarantor to be performed or observed to be promptly performed or observed on behalf of such Property Guarantor to the end that the rights of such Property Guarantor in, to and under such Management Agreement shall be kept unimpaired and free from default in all material respects. Collateral Agent, the Lenders and any Person designated by Collateral Agent or the Required Lenders by written notice to such Property Guarantor shall have, and are hereby granted, the right to enter upon the applicable Collateral Property at any time and from time to time for the purpose of taking any such action. If any Manager shall deliver to the Lenders a copy of any notice of default under the Management Agreement, such notice shall constitute full protection to Collateral Agent or the Lenders for any action taken or omitted to be taken by Collateral Agent or any Lender in good faith, in reliance thereon. No Property Guarantor shall, and shall not permit any Manager to, sub-contract all or any material portion of its management responsibilities under any Management Agreement to a third-party without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, delayed or conditioned. Each Property Guarantor shall request of Managers and deliver to the Lenders upon

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receipt such certificates of estoppel with respect to compliance by such Property Guarantor with the terms of its respective Management Agreement as may be reasonably requested by the Required Lenders. Each Property Guarantor shall exercise each individual option, if any, to extend or renew the term of its respective Management Agreements to the extent required to continue it in full force and effect until after the Maturity Date, and each Property Guarantor hereby authorizes and appoints Collateral Agent its attorney-in-fact to exercise any such option in the name of and upon behalf of such Property Guarantor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Collateral Agent or the Lenders pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Collateral Agent and the Lenders, (ii) shall be deemed to constitute a portion of the Obligations, (iii) shall be secured by the lien of the Mortgages and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Collateral Agent or any Lender therefor.

(c)      Without limitation of the foregoing, the applicable Property Guarantor shall, upon request of the Required Lenders and in accordance with the provisions of the applicable assignment of Management Agreement, terminate any Management Agreement and replace the Manager thereunder, without penalty or fee payable by such Property Guarantor, Collateral Agent or the Lenders, if at any time during the term of this Agreement: (1) such Manager shall become insolvent, a debtor in bankruptcy or subject of a Bankruptcy Event or (2) there exists an event of default by such Manager under the applicable Management Agreement which continues beyond any applicable cure period, except that the requirements of this Section 7.17(c)(ii) shall not apply in the event each and all of the following conditions shall be satisfied (1) the applicable Borrower shall be diligently prosecuting the resolution of such default in a commercially reasonable manner, (2) Collateral Agent and the Lenders shall receive copies of all notices and correspondence sent and/or received by the applicable Borrower with respect to such default, (3) no Event of Default exists and is continuing and (4) no Material Adverse Effect or Material Property Event shall have occurred.

Section 7.18.      Environmental Covenants.

(a)      The Loan Parties covenant and agree that so long as any Obligations remain outstanding (i) all uses and operations on or of the Collateral Properties, whether by a Loan Party or any other Person under the control of a Loan Party, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Collateral Properties in quantities which violate Environmental Laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety; (iii) there shall be no Hazardous Materials stored or located in, on, or under any of the Collateral Properties, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Collateral Property or (2) fully disclosed to and approved by the Required Lenders in writing; (iv) the Loan Parties shall keep the Collateral Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Loan Party or any other Person (the “Environmental Liens”); (v) the Loan Parties shall, at their sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below,

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including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) the Loan Parties shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Collateral Properties, pursuant to any reasonable written request of the Required Lenders, upon the Required Lenders’ reasonable belief that a Collateral Property is not in full compliance with all Environmental Laws or has been the subject of any Release of Hazardous Materials in quantities which violate Environmental Laws, trigger reporting or remediation requirements, or otherwise exceed established thresholds for health and human safety, and deliver to Collateral Agent and the Lenders full and complete copies of the reports and other results thereof, and Collateral Agent, the Lenders and any other Indemnitees shall be entitled to rely on such reports and other results thereof; (vii) the Loan Parties shall, at their sole cost and expense (A) promptly and reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Collateral Property in strict compliance with all requirements of Environmental Law; and (B) comply with any Environmental Law, in either case whether or not requested to do so by Collateral Agent or the Lenders; (viii) no Loan Party shall allow any tenant or other user of any of the Collateral Properties to violate any Environmental Law; and (ix) the Loan Parties shall immediately notify Collateral Agent and the Lenders in writing after any Loan Party has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Collateral Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Collateral Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Collateral Properties; and (E) any written or oral notice or other communication of which a Loan Party becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to the presence or threatened presence of Hazardous Materials in connection with the Collateral Properties, or any potential liability or threatened responsibility in respect of Hazardous Materials.

(b)      Collateral Agent, the Lenders and any other Person designated by Collateral Agent or the Required Lenders by written notice to Borrower, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Collateral Property at all reasonable times to assess any and all aspects of the environmental condition of any Collateral Property and its use. If any Event of Default shall have occurred or if Collateral Agent or the Required Lenders shall reasonably believe that any Hazardous Materials are located on the Collateral Property in violation of the terms and conditions of this Agreement or that any Release of any Hazardous Material has occurred to, from or onto any Collateral Property, then Collateral Agent, the Lenders and any other Person designated by Collateral Agent or the Required Lenders shall have the right, at the cost and expense of Borrower, payable by Borrower on demand from Collateral Agent or any Lender, to conduct an environmental assessment or audit (the scope of which shall be determined in the Required Lenders’ sole and absolute discretion) of the Collateral Property, including, without limitation, the taking of samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Collateral Agent, the Lenders and any such Person or entity designated by Collateral Agent or the Required Lenders by written notice to Borrower.

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Section 7.19.      Alterations.

Other than the purchase, replacement and/or installation of personal property, equipment or fixtures or Capital Expenditures contemplated by the most recent Approved Annual Budget and other than alterations required by applicable Legal Requirements, Borrower shall obtain the Required Lenders’ prior written consent to (i) any material structural alteration or (ii) with respect to each Collateral Property, any other alteration to any Improvements thereon which is estimated to cost in excess of five (5%) percent of the value of the Collateral Property, which consent shall not be unreasonably withheld, delayed or conditioned, except with respect to alterations that may have a Material Adverse Effect or cause a Material Property Event. To the extent that the Required Lenders’ consent or approval is required under this Section 7.19, any such proposed alterations to any Improvements submitted to the Lenders for approval shall be deemed approved if (i) Borrower deliver to the Lenders a written request for such approval marked in bold lettering with the following language: “LENDERS RESPONSES ARE REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT AMONG THE UNDERSIGNED, LENDERS AND OTHERS” and the envelope containing the request must be marked “PRIORITY”; and (ii) the Required Lenders shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following the Lenders’ receipt of Borrower’ written request together with a reasonably detailed description of such proposed alteration and any and all other information and documentation relating thereto reasonably required by the Required Lenders to reach a decision. In no event shall the Lenders be deemed to have approved alterations that may have a Material Adverse Effect or cause a Material Property Event.

Section 7.20.      OFAC.

At all times throughout the term of the Loans, each Loan Party shall be in compliance in all material respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Section 7.21.      O&M Program.

With respect to any Additional Collateral Property for which an O&M Plan is recommended, the applicable Borrower shall enter into a contract with a licensed industrial hygienist to develop a fully documented O&M Program which each applicable Borrower shall submit within thirty (30) days of the date hereof to the Lenders for their approval. Borrower further covenant and agree to implement and follow the terms and conditions of such O&M Program during the term of this Agreement, including any extension or renewal thereof. Such requirement that a Loan Party develop and comply with the O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower’ covenants and agreements with respect to Hazardous Materials or Environmental Laws.

Section 7.22. [Reserved]

Section 7.23. REIT Matters.

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(a)      Within ten (10) days after the Closing Date, Plymouth REIT shall file with the Internal Revenue Service a ruling request (the “REIT Ruling Request”) in form and substance satisfactory to the Required Lenders by which Plymouth REIT requests rulings to the effect that Plymouth REIT will be treated as if it did not make a REIT election for its 2011 taxable year and that it first elected to be treated as a REIT for its 2012 taxable year.

(b)      Plymouth REIT shall have in effect and keep in effect an election to be treated as a REIT, and, subject to subsection (a) above, shall for each of its taxable years be a REIT.

ARTICLE VIII
NEGATIVE COVENANTS

From the date hereof until payment and performance in full of all Obligations under the Loan Documents or, in respect of a specific Collateral Property, until the earlier release of the Liens of all Mortgages encumbering such Collateral Property in accordance with the terms of this Agreement and the other Loan Documents, each Loan Party covenants and agrees that it will not do, directly or indirectly, any of the following:

Section 8.01.      Indebtedness.

No Loan Party shall create, incur, assume or suffer to exist any Indebtedness other than the Obligations, except for Indebtedness permitted by Section 6.34(g) or the Indebtedness set forth on Schedule 8.01 attached hereto.

Section 8.02.      Investments.

No Loan Party shall make any Investments from Collateral except Investments in the form of Permitted Investments.

Section 8.03.      Liens.

No Loan Party shall, nor shall any Loan Party permit any other Person to, create, incur, assume, or suffer to exist any Lien upon any Collateral, Collateral Property or asset of or any Equity Interest in any Restricted Party other than any of the following (each a “Permitted Lien”):

(a)      Liens pursuant to any Loan Document;

(b)      Liens existing on the date hereof and listed on Schedule 8.03;

(c)      Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)      carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other like Liens arising in the ordinary course of business which are (i) not in excess of One Hundred Thousand Dollars ($100,000) in the aggregate for any individual Collateral Property or (ii) remain undischarged of record (by payment, bonding or otherwise) for a period of more than sixty (60) days, provided that in case of (i) and (ii), such Liens are being contested in good faith by appropriate proceedings diligently conducted;

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(e)      pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)      deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business;

(g)      Liens set forth in the Title Policies issued with respect to the Mortgages;

(h)      other encumbrances on a Collateral Property, which do not constitute a grant by a Loan Party of a mortgage or deed of trust, which in the aggregate, are not substantial in amount, and do not in any case materially detract from the value of any Collateral Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Mortgagor;

(i)      Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.01(m) or securing appeal or other surety bonds related to such judgments; and

(j)      Liens related to financing or leasing arrangements permitted by permitted by Section 8.01; provided that such Liens do not encumber any property other than the property financed or leased under Section 8.01.

Except for such Permitted Liens, each Property Guarantor will own all parts of the Collateral Properties and will not acquire any fixtures, equipment, or other property (including software embedded therein) forming a part of any Collateral Property pursuant to a Lease, license, security agreement, or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of the Required Lenders.

Section 8.04.      Intentionally Omitted.

Section 8.05.      Operation and Service Agreements.

No Loan Party has entered into any material Contractual Obligation with respect to property or services to be provided by third parties with respect to any Collateral Property other than:

(a)      those listed on Schedule 6.40;

(b)      any renewal, replacement or extension of the foregoing on substantially similar financial terms or reasonable increases thereof made on an arm’s length basis; or

(c)      any other material Contractual Obligation entered into in the ordinary course of business consistent with past practices.

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Section 8.06.      Restricted Payments.

No Loan Party shall declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that notwithstanding the foregoing (i) the Property Guarantors may make Restricted Payments to Borrower, and (ii) Borrower may declare and make any Restricted Payments that are (a) necessary for Plymouth REIT to maintain its status as a real estate investment trust, but then only in the minimum amount necessary to maintain such status as a real estate investment trust, or (b) required by Plymouth REIT for customary operating expenses, including general and administrative expenses, not to exceed $250,000 per month.

Section 8.07.      Debt Service Coverage Ratio; Minimum Net Operating Income.

Borrower shall not permit the Debt Service Coverage Ratio as of the last day of any fiscal quarter to be less than 1.10 to 1.00; provided that if Borrower fail to meet such covenant level at any time or from time to time, Borrower may (i) add one or more Additional Collateral Properties to act as collateral security for the repayment of the Loans and/or (ii) make a voluntary prepayment of the Loans pursuant to Section 2.03(a) in an amount sufficient to cure such failure by reducing the amount in the denominator and bring Borrower back into pro forma covenant compliance, provided further, that such voluntary prepayment must be made within five (5) Business Days of the date on which financial statements showing such Default are due to be delivered to the Lenders pursuant to Section 7.10. Commencing on the earlier to occur of (x) the end of the first complete calendar month following the acquisition of all the Collateral Properties listed on Schedule 6.15 and (y) December 31, 2014, Borrower shall not permit the annual Net Operating Income to be less than $12,200,000 on an annualized basis, calculated monthly on the last day of each month during the term of this Agreement.

Section 8.08.      Dispositions.

No Loan Party shall make any Disposition from Collateral or enter into any agreement to make any Disposition from Collateral except Dispositions of personal property, whether now owned or hereafter acquired, in the ordinary course of business for fair consideration and on an arm’s length basis, provided that if such property was required under any Loan Document to be subject to a first priority Lien in favor of Collateral Agent for the benefit of the Secured Parties, such personal property shall be replaced by an item of equal or greater value which is subject to a first priority Lien in favor of Collateral Agent for the benefit of the Secured Parties.

Section 8.09.      Dissolution.

No Loan Party shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Loan Party except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (d) permit the Principal of any Loan Party to do any of the following if such action could reasonably be expected to have a Material Adverse Effect: (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which such Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of any Loan Party, without obtaining the prior written consent of the Required Lenders, which consent (with respect to (c) only) shall not be unreasonably withheld, delayed or conditioned.

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Section 8.10.      No Subsidiaries.

Except as may be previously approved by the Required Lenders in writing, no Loan Party shall create or suffer to exist any Subsidiary.

Section 8.11.      Burdensome Agreements.

No Loan Party shall enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Guarantor to guarantee the Indebtedness of Borrower under the Guaranty or (ii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 8.12.      Change In Business.

No Loan Party shall enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Collateral Properties (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business. No Property Guarantor shall take or fail to take any action which shall affect its status as a Single Purpose Entity, as further detailed in Section 6.34 above. Plymouth REIT and Borrower shall continue to be self-managed and shall not engage any third-party manager for Plymouth REIT or Borrower without the prior written consent of the Required Lenders.

Section 8.13.      Debt Cancellation.

No Loan Party shall cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’ business.

Section 8.14.      Zoning.

No Loan Party shall initiate or consent to any zoning reclassification of any portion of any Collateral Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Collateral Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable Law, without the prior written consent of the Required Lenders.

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Section 8.15.      No Joint Assessment.

No Loan Party shall suffer, permit or initiate the joint assessment of any Collateral Property with (a) any other real property constituting a tax lot separate from such Collateral Property, or (b) any portion of such Collateral Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Collateral Property.

Section 8.16.      Name, Identity, Structure, or Principal Place of Business.

No Loan Party shall change its name, identity (including its trade name or names), or principal place of business as set forth in Schedule 6.33, without, in each case, first giving Collateral Agent and the Lenders at least thirty (30) days prior written notice. No Loan Party shall change its corporate, partnership or other structure, or the place of its organization as set forth in Schedule 6.33, without, in each case, the consent of the Required Lenders. To the extent that the Required Lenders’ consent or approval is required under this Section 8.16, any such proposed change submitted to the Lenders for approval shall be deemed approved if (i) Borrower deliver to the Lenders a written request for such approval marked in bold lettering with the following language: “LENDERS’ RESPONSES ARE REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT AMONG THE UNDERSIGNED, LENDERS AND OTHERS” and the envelope containing the request must be marked “PRIORITY”; and (ii) the Required Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following the Lenders’ receipt of Borrower’ written request together with a description of the nature of such proposed change, and any and all other information and documentation relating thereto reasonably required by the Required Lenders to reach a decision. Upon the Required Lenders’ request, such Loan Party shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Collateral Agent’s security interest in the Collateral as a result of such change of principal place of business or place of organization.

Section 8.17.      ERISA.

(a)      During the term of this Agreement or while any Obligations are outstanding, no Loan Party shall be a Plan and none of the assets of any Loan Party shall constitute Plan Assets.

(b)      Each Loan Party further covenants and agrees to deliver to the Lenders such certifications or other evidence from time to time throughout the term of the Loans, as requested by the Required Lenders in their sole discretion, and represent and covenant that (A) each Loan Party is not and each Loan Party and any ERISA Affiliate do not maintain or otherwise have any liability (contingent or otherwise) with respect to an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I or Title IV of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (B) no Loan Party is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

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(i)      Equity interests in such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)      Less than twenty-five percent (25%) of each outstanding class of Equity Interests in such Loan Party are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2), as modified by Section 3(42) of ERISA; or

(iii)      Such Loan Party qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

Section 8.18.      Affiliate Transactions.

No Loan Party shall enter into, or be a party to, any transaction with any Affiliate of Borrower except in the ordinary course of business, with terms no less favorable to such Loan Party or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

Section 8.19.      Transfers.

(a)      Except for (1) Permitted Liens, (2) sales or dispositions of Personal Property in accordance with the provisions of Section 8.08, (3) Condemnation of Collateral Property, (4) a Capital Event (which is governed by Section 2.10 of this Agreement), or (5) as otherwise provided in Sections 8.19(b) and (c) below, no Loan Party shall, nor shall any Loan Party permit, any Transfer of any Collateral, Collateral Property, other asset of or any Equity Interest in any Restricted Party or any part thereof or any legal or beneficial interest therein without the prior written consent of the Required Lenders, which may be withheld in their sole discretion. The Lenders shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon a Transfer in violation of this Section 8.19. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not the Required Lenders have consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 8.19, no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Person which is not permitted pursuant to applicable Law.

(b)      The provisions of Section 8.19(a) set forth above shall not apply to Transfers of Equity Interests in any Restricted Party (i) under any will or applicable law of descent, (ii) among any of the holders of direct or indirect Equity Interests in Borrower that were holders of Equity Interests in Borrower on the Closing Date, or (iii) to any entity that is wholly owned, directly or indirectly, by Plymouth REIT, as long as following any Transfer described in (ii) or (iii), of this sentence (1) Plymouth REIT at all times own, directly or indirectly one hundred percent (100%) of the Equity Interests in Borrower, and Borrower shall at all times be the sole member of each Property Guarantor, (2) the Lenders receive at least fifteen (15) days prior written notice of such Transfer, (3) such Transfer does not result in a Change of Control and (4) within fifteen (15) days following any such Transfer, Borrower shall deliver to the Lenders (a) a statement showing the current ownership of Borrower, (b) a certification from Borrower that Borrower remain in compliance with the ERISA provisions of the Loan Documents, and (c) a certification from Borrower that Borrower remain in compliance with the representations, warranties and covenants in the Loan Documents relative to anti-terrorism laws, rules and regulations.

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(c)      Notwithstanding anything to the contrary in Section 8.19(a) above, (i) a Transfer of Equity Interests in Plymouth REIT shall be permitted without the consent of the Required Lenders so long as such Transfer does not result in a Change of Control or violate applicable Law.

Section 8.20.      REA. No Loan Party shall:

(a)      enter into, terminate, or modify any REA in any material respect without the Required Lenders’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or

(b)      fail to enforce, comply with, or cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in any REA.

ARTICLE IX
INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 9.01.      Insurance.

(a)      Borrower shall obtain and maintain, or cause to be maintained, Policies for each Loan Party and the Collateral Properties providing at least the following coverages:

(i)      so called “All Risk” or “Special Form” insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement or its equivalent with respect to the Improvements, business income, rent loss and Personal Property waiving all co-insurance provisions; (C) including windstorm/named storm coverages, (D) providing for no deductible in excess of One Hundred Thousand Dollars ($100,000), other than deductibles for windstorm and earthquake coverage, each of which shall not exceed an amount equal to five percent (5%) of the insured value for each of the Collateral Property, which shall with respect to each Collateral Property, be no more than five percent (5%) of the insurable value of each Collateral Property; and (E) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with customary “Ordinance or Law Coverage” if any of the Improvements or the use of each Collateral Property shall constitute legal non-conforming structures or uses;

(ii)      commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Collateral Property, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than One Million Dollars ($1,000,000); (B) to continue at not less than the aforesaid limit until required to be changed by the Required Lenders in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 10 of the Mortgages to the extent the same is available;

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(iii)      business interruption/loss of rents insurance (A) with loss payable to Collateral Agent for the benefit of the Secured Parties; (B) covering all risks required to be covered by the insurance provided for in Section 9.01(a)(i); (C) in an amount equal to one hundred percent (100%) of the projected gross income from each Collateral Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Collateral Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower’ reasonable estimate of the gross income from each Collateral Property or (y) the highest gross income received during the term of the Notes for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twelve (12) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Collateral Property is repaired and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; All insurance proceeds payable to Collateral Agent for the benefit of the Secured Parties pursuant to this Section 9.01(a)(iii) shall be held by Collateral Agent and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Notes and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve any Loan Party of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Notes and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance.

(iv)      at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 9.01(c)(ii); and (B) the insurance provided for in Section 9.01(a)(i) shall be written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 9.01(a)(i), (3) shall include permission to occupy each Collateral Property, and (4) shall contain an agreed amount endorsement waiving co-insurance provisions; provided, however, the insurance required pursuant to this Section 9.01(a)(iv) may be obtained by a Manager for the benefit of the applicable Borrower and the applicable Collateral Property.

(v)      workers’ compensation, subject to the statutory limits of the state in which each Collateral Property is located, and employer’s liability insurance with a limit of at least One Hundred Thousand Dollars ($100,000) per accident and per disease per employee, and Five Hundred Thousand ($500,000) for disease aggregate in respect of any work or operations on or about each Collateral Property, or in connection with such Collateral Property or its operation (if applicable);

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(vi)      comprehensive boiler and machinery insurance covering all mechanical and electrical equipment and boilers and pressure valves, if applicable, in amounts as shall be reasonably required by the Required Lenders on terms consistent with the commercial property insurance policy required under Section 9.01(a)(i);

(vii)      if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance of the following types and in the following amounts (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the applicable Collateral Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Act Policies with respect to an Collateral Property, is not less than the Full Replacement Cost (as defined in Section 9.01(a)(i)) for such Collateral Property;

(viii)      if required by the Required Lenders, earthquake, sinkhole and mine subsidence insurance in amounts as determined by the Required Lenders in their sole, but commercially reasonable, discretion and in form and substance satisfactory to the Required Lenders, provided that the insurance pursuant to this Section 9.01(a)(viii) shall be on terms consistent with the all risk insurance policy required under Section 9.01(a)(i);

(ix)      umbrella liability insurance in an amount not less than $20,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Section 9.01(a)(ii);

(x)      insurance against terrorism, terrorist acts or similar acts of sabotage (“Terrorism Insurance”) pursuant to a (A) blanket insurance policy with aggregate limits of not less than the lesser of one hundred ten percent (110%) of Obligations, or Twenty Million Dollars ($20,000,000) or (B) a stand-alone insurance policy covering only the Collateral Properties with coverage of not less than Twenty Million Dollars ($20,000,000), and, in either case with a deductible of not more than One Hundred Thousand Dollars ($100,000) (the “Terrorism Insurance Required Amount”). Notwithstanding the foregoing sentence, in the event a Loan Party has obtained a standalone insurance policy pursuant to subsection (B) above, such Loan Party shall not be obligated to expend more than what is commercially reasonable for properties similarly situated to the Collateral Properties on Insurance Premiums for Terrorism Insurance (the “Terrorism Insurance Cap”) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, such Loan Party shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap;

(xi)      a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) the personnel of any Loan Party; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for a Loan Party or (C) temporary contract employees or student interns; provided, however, the insurance required pursuant to this Section 9.01(a)(xi) may be obtained by a Manager for the benefit of the applicable Borrower and the applicable Collateral Property;

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(xii)      such other insurance and in such amounts as are required pursuant as the Required Lenders from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Collateral Property located in or around the region in which the each Collateral Property is located; and

(b)      All insurance provided for in Section 9.01(a) shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to the Required Lenders, issued by financially sound and responsible insurance companies authorized to do business in the state in which the property is located, and approved by the Required Lenders. All carriers providing insurance at any level shall have a claims paying ability rating of A or better by S&P, or such other rating agency approved by the Required Lenders, and a general policy rating of A- IX or better by A.M. Best Company Inc. (each such insurer shall be referred to as a “Qualified Insurer”). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to the Lenders pursuant to Section 9.01(a), Borrower shall deliver, electronically or by hard copy, certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to the Required Lenders of payment of the premiums due thereunder (the “Insurance Premiums”). In the event any Loan Party desires to obtain the insurance required hereunder from an insurer not meeting the requirements of this Section 9.01(b), such Loan Party may request, in writing, the Required Lenders’ approval of such insurer, which approval may not be unreasonably withheld.

(c)      Borrower shall not obtain (3) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is at least equal in scope of coverage as if a “stand-alone” Policy meeting all of the requirement noted above is provided as such Policy is approved in advance in writing by the Required Lenders and Collateral Agent’s and the Lenders’ interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (4) separate insurance concurrent in form or contributing in the event of loss with that required in Section 9.01(a) to be furnished by, or which may be reasonably required to be furnished by, a Loan Party. In the event any Loan Party obtains separate insurance or an umbrella or a blanket policy, such Loan Party shall notify Collateral Agent and the Lenders of the same and shall cause certified copies of each Policy to be delivered as required in Section 9.01(a). Any blanket insurance Policy shall specifically allocate to the Collateral Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Collateral Property in compliance with the provisions of Section 9.01(a). Notwithstanding the Required Lenders’ approval of any umbrella or blanket liability or casualty Policy hereunder, the Required Lenders reserves the right, in their sole discretion, to require any Loan Party to obtain a separate Policy in compliance with this Section 9.01.

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(d)      All Policies provided for or contemplated by Section 9.01(a), except for the Policy referenced in Section 9.01(a)(v), shall name Borrower as the named insured and Collateral Agent and the Lenders as additional insureds and/or loss payees, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Collateral Agent and the Lenders providing that the loss thereunder shall be payable to Collateral Agent for the benefit of the Secured Parties.

(e)      All Policies provided for in Section 9.01(a) shall contain clauses or endorsements to the effect that:

(i)      no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Collateral Agent or any Lender is concerned;

(ii)      the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days’ written notice to Collateral Agent and the Lenders and any other party named therein as an insured, subject to any statutory limitations or provisions;

(iii)      each Policy shall provide that the issuers thereof shall give written notice to Collateral Agent and the Lenders if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv)      Neither Collateral Agent nor the Lenders shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)      Borrower shall furnish to Collateral Agent and the Lenders, on or before thirty (30) days after the close of Borrower’ Fiscal Year, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Required Lenders, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to the Required Lenders.

(g)      If at any time the Lenders are not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Required Lenders shall have the right, with two (2) Business Days prior notice to Borrower (unless the giving of such notice would result in there being less than five (5) Business Days remaining until the termination of any insurance coverage, in which case the Required Lenders shall have the immediate right, with notice to Borrower), to take such action as the Required Lenders deem necessary to protect Collateral Agent’s and the Lenders’ interests in the Collateral Properties, including, without limitation, the obtaining of such insurance coverage as the Required Lenders in their sole discretion deem appropriate, and all expenses incurred by Collateral Agent and the Lenders in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Collateral Agent and the Lenders upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

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(h)      In the event of a foreclosure of any of the Mortgages, or other transfer of title to any Collateral Property in extinguishment in whole or in part of the Obligations all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Collateral Agent or other transferee in the event of such other transfer of title.

Section 9.02.      Casualty.

If a Collateral Property shall be damaged or destroyed, in whole or in part, by fire or other casualty resulting in an amount greater than Five Hundred Thousand Dollars ($500,000) to repair (a “Casualty”), Borrower shall give prompt notice of such damage to Collateral Agent and the Lenders and shall promptly commence and diligently prosecute the completion of the Restoration of the Collateral Property as nearly as possible to the condition the Collateral Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by the Required Lenders and otherwise in accordance with Section 9.04. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Collateral Agent may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

Section 9.03.      Condemnation.

Borrower shall promptly give Collateral Agent and the Lenders notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Collateral Property and shall deliver to Collateral Agent and the Lenders copies of any and all papers served in connection with such proceedings. Collateral Agent may participate in any such proceedings, and Borrower shall from time to time deliver to Collateral Agent and the Lenders all instruments requested by it to permit such participation. Each Property Guarantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Collateral Agent and the Lenders, their attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Obligations at the time and in the manner provided for its payment in the Notes and in this Agreement and the Obligations shall not be reduced until any Award shall have been actually received and applied by the Lenders, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. The Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes. If less than an entire Collateral Property is taken by a condemning authority and Restoration could result in the Collateral Property being an architectural whole and economically viable, as determined by the Required Lenders in their sole, but commercially reasonable, discretion, Borrower shall, promptly commence and diligently prosecute the Restoration of the applicable Collateral Property and otherwise comply with the provisions of Section 9.04. If any Collateral Property is sold, through foreclosure or otherwise, prior to the receipt by Collateral Agent of the Award, the Lenders shall have the right, whether or not a deficiency judgment on the Obligations shall have been sought, recovered or denied, to receive the Award, but not more than the portion thereof sufficient to pay the Obligations.

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Section 9.04.      Restoration.

The following provisions shall apply in connection with the Restoration of any Collateral Property:

(a)      If the Net Proceeds shall be less than Five Hundred Thousand Dollars ($500,000) and the costs of completing the Restoration shall be less than Five Hundred Thousand Dollars ($500,000), the Net Proceeds will be disbursed directly to a Loan Party, provided that all of the conditions set forth in Sections 9.04(c)(i) and (iii) are met and Borrower deliver to the Lenders a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement and a written confirmation of satisfaction of such conditions.

(b)      If the Net Proceeds are equal to or greater than Five Hundred Thousand Dollars ($500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand Dollars ($500,000), Collateral Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 9.04. Notwithstanding the immediately preceding sentence, a portion of the Net Proceeds not to exceed Five Hundred Thousand Dollars ($500,000) shall be made available to Borrower after receipt thereof by Collateral Agent to pay or reimburse a Loan Party for any immediate and necessary repair or work required (i) to prevent further damage to the Collateral Property, (ii) to protect life or to provide safety or (iii) to restore operations at the Collateral Property (collectively, the “Emergency Repairs”) provided all the conditions set forth in Sections 9.04(c)(i) and (iii) met and Borrower deliver to the Lenders a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Emergency Repairs in accordance with the terms of this Agreement. The term “Net Proceeds” means: (A) the net amount of all insurance proceeds received by Collateral Agent and the Lenders pursuant to Sections 9.01(a)(i), (iv), (vii) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (B) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(c)      The Net Proceeds shall be made available to a Loan Party for Restoration provided that each of the following conditions are met:

(i)      no Default or Event of Default (unless caused solely by the Condemnation or Casualty) shall have occurred and be continuing;

(ii)      (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Collateral Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Collateral Property is taken, and such land is located along the perimeter or periphery of the Collateral Property, and no portion of the Improvements is located on such land;

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(iii)      The respective Major Lease shall remain in full force and effect during and after the completion of the Restoration;

(iv)      Such Loan Party shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Laws, including, without limitation, all applicable Environmental Laws;

(v)      the Required Lenders shall be satisfied that any operating deficits, including all scheduled payments of principal and interest on the Loans under this Agreement, which will be incurred with respect to the Collateral Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (A) the Net Proceeds, (B) the insurance coverage referred to in Section 9.01(a)(iii) if applicable, or (C) by other funds of Borrower;

(vi)      the Required Lenders shall be satisfied that the Restoration will be completed (with reasonable allowance for time to make such repairs) on or before the earliest to occur of (A) twelve (12) months after the occurrence of such Casualty or Condemnation, or (B) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 9.04 to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, or (C) such time as may be required under applicable Law, in order to repair and restore the applicable Collateral Property to the condition it was in immediately prior to such Casualty or Condemnation or (E) the expiration of the insurance coverage referred to in Section 9.01(a)(ii);

(vii)      the Collateral Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Laws;

(viii)      the Required Lenders shall be satisfied that the Debt Service Coverage Ratio for the four (4) fiscal quarters immediately succeeding the completion of the Restoration shall be equal to or greater than 1.10 to 1.00 on a pro forma basis;

(ix)      Such Casualty or Condemnation, as applicable, does not result in the loss of access in any material respect to the Collateral Property or the related Improvements;

(x)      Borrower shall deliver, or cause to be delivered, to Collateral Agent and the Lenders a signed detailed scope of damages and repairs, including cost estimates for each repair item, approved in writing by Borrower’ architect, engineer or project manager stating the entire cost of completing the Restoration, which scope shall be acceptable to the Required Lenders;

(xi)      the Net Proceeds together with any cash or Permitted Investments deposited by Borrower with Collateral Agent are sufficient in the Required Lenders’ discretion to cover the cost of the Restoration; and

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(xii)      any applicable Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (A) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (B) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the applicable Collateral Property or any portion thereof for business with the public.

(d)      The Net Proceeds shall be held by Collateral Agent in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 9.04, shall constitute additional security for the Obligations and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Collateral Agent to, or as directed by, such Loan Party from time to time during the course of the Restoration, upon receipt of evidence satisfactory to the Required Lenders that (i) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (ii) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Collateral Property which have not either been fully bonded to the satisfaction of Collateral Agent and the Required Lenders and discharged of record or in the alternative fully insured to the satisfaction of Collateral Agent and the Required Lenders by the title company issuing the Title Policy.

(e)      All plans and specifications required in connection with a Restoration, where the cost of such Restoration is greater than Two Million Dollars ($2,000,000) shall be subject to prior review and acceptance in all respects by the Required Lenders, and, at the option of the Required Lenders, an independent consulting engineer selected by the Required Lenders (the “Casualty Consultant”), which acceptance shall not be unreasonably withheld, conditioned or delayed in either case. Collateral Agent and the Lenders shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration as well as the contracts under which they have been engaged where the cost of such Restoration is greater than Two Million Dollars ($2,000,000) be subject to prior review and acceptance by the Required Lenders, and, at the option of the Required Lenders, and the Casualty Consultant, which acceptance shall not be unreasonably withheld, conditioned or delayed in either case. Notwithstanding the foregoing, Collateral Agent’s and Lenders’ prior review and acceptance of plans and specifications, identity of contractors and contracts shall not be required in connection with Restoration which shall be required on an emergency basis (i) to prevent further damage to the Collateral Property, (ii) to protect life or to provide safety or (iii) to restore operations at the Collateral Property; provided that in such cases, such plans, specifications, identity of contractors and contracts shall be made available to Collateral Agent and the Lenders and the Casualty Consultant as soon as practicable. All costs and expenses incurred by Collateral Agent and the Lenders in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

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(f)      In no event shall Collateral Agent or any Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 9.04(f), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Collateral Agent and the Lenders that the Restoration has been completed in accordance with the provisions of this Section 9.04 and that all approvals necessary for the re-occupancy and use of the Collateral Property have been obtained from all appropriate Governmental Authorities, and the Required Lenders receives evidence satisfactory to the Required Lenders that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that the Required Lenders will cause Collateral Agent to release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to the Lenders that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Collateral Agent, the Required Lenders or by the title company issuing the Title Policy for the related Collateral Property, and Collateral Agent receives an endorsement to such Title Policy insuring the continued priority of the Lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Collateral Agent or the Required Lenders, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(g)      Neither Collateral Agent nor the Lenders shall be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(h)      If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of the Required Lenders in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Collateral Agent before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Collateral Agent shall be held by Collateral Agent for the benefit of the Secured Parties and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to Section 9.04(b) shall constitute additional security for the Obligations and other obligations under the Loan Documents.

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(i)      The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Collateral Agent after the Casualty Consultant certifies to Collateral Agent and the Lenders that the Restoration has been completed in accordance with the provisions of this Section 9.04(b), and the receipt by the Lenders of evidence satisfactory to the Required Lenders that all costs incurred in connection with the Restoration have been paid in full, shall be promptly remitted by the Lenders to Borrower, provided no Default or Event of Default shall have occurred and shall be continuing under the Notes, this Agreement or any of the other Loan Documents.

(j)      All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 9.04(h) may be retained and applied by the Lenders toward the payment of the Obligations whether or not then due and payable as set forth in Section 2.03(b), or, at the discretion of the Required Lenders, the same may be paid, either in whole or in part, to Borrower for such purposes as the Required Lenders shall approve, in its discretion. If a Lender shall receive and retain Net Proceeds, the Lien of the Mortgages shall be reduced only by the amount thereof received and retained by the Lenders and actually applied by the Lenders in reduction of the Obligations.

Section 9.05.      Required Repairs.

Borrower shall perform, or cause the applicable Property Guarantor to perform, the repairs and maintenance at the Collateral Properties to address actions identified in the Physical Condition Reports and Environmental Reports in accordance with and as more particularly set forth on Schedule 9.05 (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete Required Repairs on or before the date set forth on Schedule 9.05 with respect to the applicable repair, provided that such date may be extended upon request by Borrower subject to the Required Lenders’ approval in their sole discretion. It shall be an Event of Default under this Agreement if Borrower does not complete Required Repairs at each Collateral Property within the time period set forth on Schedule 9.05 with respect to the applicable repair, as such date may be extended. Borrower shall provide the Lenders evidence of completion reasonably satisfactory to the Required Lenders of Required Repairs in accordance with the terms hereof.

ARTICLE X
EVENTS OF DEFAULT AND REMEDIES

Section 10.01.      Events of Default. Any of the following shall constitute an Event of Default (“Event of Default”):

(a)      if any portion of the Obligations are not paid on or before the date the same is due and payable; provided, however, with respect to any failure by Borrower to pay any regularly scheduled installment of interest hereunder when due (other than any installment of interest or any other amount due on the Maturity Date), and twice during any twelve month period, Borrower shall have five (5) calendar days in which to cure such Event of Default (which cure shall include payment of a late payment charge, if applicable), after which time the Lenders may, at their option, exercise any of its rights and remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity;

(b)      if any of the Taxes or Other Charges are not paid prior to delinquency;

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(c)      if (i) any of the material Policies are not kept in full force and effect or if (ii) certified copies of the Policies are not delivered to Collateral Agent or the Lenders promptly on request;

(d)      if any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Collateral Agent or any Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(e)      if a Transfer occurs in violation of the provisions of Section 8.19 of this Agreement; or a Change of Control occurs;

(f)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (A) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

(g)      if any (i) Loan Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents or (ii) any Loan Party shall make an assignment for the benefit of creditors;

(h)      other than with respect to a default which is expressly contemplated by another subsection of this Section 10.01, if any Loan Party breaches its affirmative covenant in Section 7.01 (regarding existence of Loan Party), Section 7.14 or Section 7.23, if any Loan Party breaches any of its respective negative covenants contained Article VIII, or if Plymouth REIT breaches its covenants in the Director Agreement.

(i)      if any Loan Party violates or does not comply in any material respect with any of the provisions of Section 7.16, that results in a Material Adverse Effect;

(j)      if a (i) material default has occurred and continues beyond any applicable cure period under any Management Agreement (or any Replacement Management Agreement) if such default results in the Manager thereunder terminating or canceling such Management Agreement (or any Replacement Management Agreement) or (ii) any Management Agreement (or Replacement Management Agreement) expires or otherwise terminates and is not replaced with a Replacement Management Agreement or (iii) if any Collateral Property operates for any time without the Management Agreement or a Replacement Management Agreement;

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(k)      Plymouth REIT, Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness in excess of Five Hundred Thousand Dollars ($500,000), when and as the same shall become due and payable; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (k) shall not apply to secured Indebtedness that becomes due as a result of the permitted voluntary sale or transfer of the property or assets securing such Indebtedness;

(l)      if any federal tax Lien or state or local income tax Lien in excess of Five Hundred Thousand Dollars ($500,000) is filed against any Loan Party or any Collateral Property and same is not discharged of record (by payment or by posting of a bond or cash collateral) within thirty (30) days after same is filed;

(m)      there is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding Five Hundred Thousand Dollars ($500,000) (which is not covered by insurance or unless being appealed and such Loan Party has posted a bond or cash collateral), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(n)      (i) any Loan Party is a Plan or its assets constitute Plan Assets; or (ii) any Loan Party consummates a transaction which would cause the Mortgages or Collateral Agent’s exercise of its rights under the Mortgages, the Notes, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Collateral Agent or any Lender to liability for a violation of ERISA, the Code, a state statute or other similar law;

(o)      if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

(p)      the occurrence of any default or event of default under any mortgage which constitutes a Permitted Lien on any Collateral Property after the expiration of any applicable grace period;

(q)      with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if any Loan Party shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

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(r)      the occurrence of any event or condition that has a Material Adverse Effect;

(s)      Plymouth REIT fails to submit the request for REIT Ruling Request within ten (10) days following the Closing Date;

(t)      The Internal Revenue Service shall (i) notify Plymouth REIT (including any Person retained by Plymouth REIT to represent it before the Internal Revenue Service in connection with the REIT Ruling Request), orally or in writing, that it intends or proposes to rule adversely on, or to decline to rule on, the REIT Ruling Request, or (ii) hold or offer to hold (in person or telephonically) a conference of right with Plymouth REIT after notifying Plymouth REIT (including any Person retained by Plymouth REIT to represent it before the Internal Revenue Service in connection with the REIT Ruling Request) that it has determined (tentatively or otherwise) that an adverse decision is indicated, or (iii) offer Plymouth REIT the opportunity to withdraw the REIT Ruling Request, or (iv) fail to approve the REIT Ruling Request (or to otherwise issue a letter or other written document on which (in either case) Plymouth may rely to the effect that its 2011 and 2012 federal income tax return filings asserting REIT status are acceptable) within one hundred eighty (180) days of the filing;

(u)      Plymouth REIT shall notify the Internal Revenue Service, orally or in writing, that it is withdrawing the REIT Ruling Request;

(v)      if there shall occur any default under any Major Lease, in the observance or performance of any material term, covenant or condition of any Major Lease on the and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by the any Major Lease shall be surrendered or if any Major Lease shall cease to be in full force and effect or any Major Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the material terms, covenants or conditions of any Major Lease shall in any manner be modified, changed, supplemented, altered, or amended, in all such cases, without the consent of the Required Lenders;

(w)      if any Loan Party shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in (a) – (v) above, for ten (10) Business Days after a Responsible Officer of Borrower first obtains knowledge thereof, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after a Responsible Officer of Borrower first obtains knowledge thereof in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

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(x)      if there shall occur any default by any Loan Party, or any default in respect of any Collateral Property, under the Mortgages or any of the other Loan Documents beyond any applicable notice and cure periods as contained in such documents; or

(y)      the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, a Guaranty, a Collateral Agreement or any other Loan Document; or this Agreement, a Guaranty, a Collateral Agreement or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);.

Section 10.02.      Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Lenders may take any or all of the following actions:

(a)      terminate all commitments and/or declare the Prepayment Amount and all other Obligations, including, without limitation, the Prepayment Premium, to be immediately due and payable, without presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, all of which are hereby expressly waived by Borrower and each other Loan Party, whereupon the commitments shall immediately be so terminated and/or the Prepayment Amount and the other Obligations shall become immediately due and payable; and

(b)      exercise on behalf of itself all rights and remedies available to it under the Loan Documents and applicable law and at equity;

provided, however, that upon the occurrence of an Event of Default described in Section 10.01(f) with respect to any Loan Party the commitments shall automatically terminate and the Prepayment Amount and all other Obligations, including, without limitation, the Prepayment Premium, shall automatically and immediately become due and payable, without notice or other further act of any Lender, and without presentment, demand, protest or notice of any kind, all of which are expressly waived by Borrower and each other Loan Party.

Section 10.03.      Application of Funds. After the exercise of remedies provided for in Section 10.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Lenders in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Collateral Agent and the Lenders and amounts payable hereunder (other than principal and interest) payable to Collateral Agent and the Lenders;

Second, to payment of that portion of the Obligations constituting accrued and unpaid and interest on the Loans and other Obligations;

Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

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Fourth, to the payment of all other Obligations then due and payable, including the Make-Whole Premiums and the Prepayment Premiums;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

ARTICLE XI
INTENTIONALLY OMITTED

ARTICLE XII
MISCELLANEOUS

Section 12.01.      Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders of the affected Loans and Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, without the written consent of all Lenders, no amendment or waiver to or under this Agreement shall (a) change or affect the maturity of any Note or Loan, or (b) change or affect the principal amount of any Note or Loan, or (c) change or affect the rate or time of payment of interest on or any premium or other prepayment consideration or any fees payable with respect to any Notes or Loans, or (d) change or affect the time, amount or allocation of any required or optional prepayments of Notes or Loans, or (e) release all or substantially all Collateral or Guarantors, or (f) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Loan Party from liability for any Obligations, or (g) change or affect the provisions of Section 10.02 or this Section 12.01.

Section 12.02.      Notices; Effectiveness.

(a)      Notices Generally. Except for (i) notices and other communications expressly permitted to be given by telephone hereunder and under each of the other Loan Documents, (ii) any notice given in accordance with the requirements of any applicable statute (including, without limitation, statutes governing foreclosure or notice of foreclosure) which shall be effective when given in accordance with statutory requirements, notwithstanding anything to the contrary contained herein or in any other Loan Document, and as (iii) as provided in subsection (b) below, all notices and other communications, including all reports, statements, certificates and other deliverables provided for herein and in each of the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: if to Borrower, the Lenders or Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.02.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or refused; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b). Unless the Required Lenders otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b)      Change of Address, Etc. Each of Borrower, Collateral Agent and each Lender may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder and under the other Loan Documents by notice to the other parties hereto.

(c)      Reliance. Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party or any other party under the other Loan Documents even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Collateral Agent and the Lenders and Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party or such other Party, INCLUDING BY SUCH PARTY’S OWN NEGLIGENCE. All telephonic notices to and other telephonic communications with Collateral Agent or the Lenders may be recorded by Collateral Agent or the Lenders, and each of the parties hereto hereby consents to such recording.

Section 12.03.      No Waiver; Cumulative Remedies. No failure by Collateral Agent or any Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, including in each case, the right of Collateral Agent or any Lender to bring any action or exercise any right, remedy, power or privilege in respect of the enforcement of any Loan Document or in respect of Collateral in any State without waiving its rights, remedies, powers or privileges as to any enforcement of any Loan Document or in respect of any Collateral in any other State. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, neither Collateral Agent nor any Lender shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes, or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. No waiver of any provision in this Agreement or consent to any departure by Borrower

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therefrom shall in any event be effective unless the same shall be permitted by Section 12.01 above, and then such waiver or consent shall be effective only in the specific instance and for the purpose of for which given. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 12.04.      Expenses; Indemnity; Damage Waiver.

(a)      Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Collateral Agent, the Lenders and their respective Affiliates (including (X) appraisal fees, title and escrow charges, reasonable fees and charges of other third party consultants performing due diligence on the Collateral Properties and (Y) the reasonable fees, charges and disbursements of counsel for Collateral Agent or the Lenders), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by Collateral Agent or the Lenders (including the fees, charges and disbursements of any counsel for Collateral Agent or the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)      Indemnification. Each Loan Party shall indemnify Collateral Agent, the Lenders, their respective investment manager, general partner, employees, affiliated funds, assignees, co-lenders and Participants (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) arising out of or relating to any Collateral Property, and any actual or alleged presence or Release of Hazardous Materials on or from any Collateral Property or any other property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) enforcing any obligations of or collecting any payments due from any Loan Party under this Agreement, the other Loan Documents or with respect to the Collateral Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of Debtor Relief Laws; (v) losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any state statute or other similar law that may be necessary in any Lender’s sole discretion to correct such prohibited transaction or loan sale

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and any losses that any Lender may incur, directly or indirectly, as a result of a default under Sections 6.08 or 8.17; or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, or under any theory of lender liability, if any Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)      Intentionally Omitted.

(d)      Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, INCLUDING DUE TO SUCH INDEMNITEE’S OWN NEGLIGENCE. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)      Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)      Survival. The agreements in this Section shall survive the termination of this Agreement and the repayment, satisfaction or discharge of all the other Obligations.

Section 12.05.      Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to Collateral Agent or any Lender, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Lender upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

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Section 12.06.      Successors and Assigns.

(a)      Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Required Lender (and any purported assignment without such consent shall be void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Related Parties of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)      Transfers by the Lenders. The Loan Parties agree that the Lenders have the absolute right to securitize, syndicate, grant participations in, or otherwise sell, assign or transfer (each, a “Lender Transfer”) all or any portion of the Loans or commitments to make Loans. Any Lender may determine to conduct a Lender Transfer of some or all of the Loans held by it or retain title to some or all of the Loans. The Loan Parties shall, upon request from a Lender, from time to time, cooperate, in all reasonable respects in connection with a Lender Transfer. Such cooperation may, in each Lender’s discretion, include documentation changes, insurance endorsement changes, tenant payment direction changes, site inspections, updated appraisals, preparation and delivery of financial information or other diligence requested by such Lender. Such cooperation may also include, in each Lender’s discretion, execution of one or more replacement promissory notes and the creation of Liens securing such notes of differing priority so long as the aggregate principal amount, interest rate, payment terms and other monetary terms of the Loans do not, in the aggregate change. Any assignee of a Lender shall become a party to the Collateral Agency Agreement as a condition to the effectiveness of a Lender Transfer. Borrower shall establish and maintain a record of ownership (the “Register”) in which it will register by book entry the interest of the initial Lender and of each subsequent assignee in the Loans, and in the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest. Borrower shall make appropriate entries in the Register to reflect any assignment promptly following receipt of written notice from the assignor of such assignment. Notwithstanding anything herein to the contrary, each Note is intended to be treated as a registered obligation for federal income tax purposes and the right, title, and interest of each Lender and its assignees in and to payments under the Notes shall be transferable only upon notation of such transfer in the Register. Each Lender making an assignment shall notify the Borrower of such assignment and shall surrender its Note(s) for reissuance, and upon its receipt of such notice, Borrower shall record such assignment in the Register and issue replacement Note(s). No assignment shall be effective until it is recorded in the Register. This paragraph shall be construed so that each Note is at all times maintained in “registered form".

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(c)      Participations. Any Lender may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement and the Loans. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register").

(d)      Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.07.      Treatment of Certain Information; Confidentiality. Each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, members, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) if necessary to exercise any remedies hereunder or under any other Loan Document or if necessary for any action or proceeding relating to this Agreement or any other Loan Document or if necessary for the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same or at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to such Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Lenders on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Each Lender acknowledges that (a) the Information may include material non-public information concerning Borrower or any Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 12.08.      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, without obtaining the prior written consent of the other Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or any of them may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and the other Lenders promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09.      Servicer. The Loan Parties further agree that the Lenders may delegate any or all of the Lenders’ rights, powers and privileges to a servicing agent (“Servicer”) and Borrower shall, upon notice from the Lenders, recognize the Servicer as the agent of the Lenders. The Loan Parties shall pay any fees and expenses of the Servicer.

Section 12.10.      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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Section 12.11.      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, any separate letter agreements with respect to fees payable to the Lenders and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Lenders and when the Lenders shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means such as pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.12.      Survival of Representations and Warranties. All representations and warranties, covenants and agreements made by Borrower hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Collateral Agent and the Lenders, regardless of any investigation made by Lender or on its behalf and notwithstanding that Collateral Agent or any Lender may have had notice or knowledge of any Default at the time of the Loans, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The provisions of Section 4.01 and Section 12.04 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of this Agreement or any provision hereof.

Section 12.13.      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.14.      Governing Law; Jurisdiction; Etc.

(a)      THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK; PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

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(b)      WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE ANY LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION. WITHOUT IN ANY WAY LIMITING THE PRECEDING CONSENTS TO JURISDICTION AND VENUE, THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH NEW YORK COURTS IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK OR ANY CORRESPONDING OR SUCCEEDING PROVISIONS THEREOF.

(c)      SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 12.15.      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 12.16.      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Borrower, Guarantor and each Property Guarantor, on the one hand, and the Lenders, on the other hand, (B) Borrower, Guarantor and each Property Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Borrower, Guarantor and Property Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lenders are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, Guarantor or any Property Guarantor or any of their respective Affiliates, or any other Person and (B) the Lenders have no obligation to Borrower, Guarantor or any Property Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Guarantor, Property Guarantors and their respective Affiliates, and the Lenders have no obligation to disclose any of such interests to Borrower, Guarantor, Property Guarantors or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower, Guarantor and Property Guarantor hereby waives and releases any claims that it may have against any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.17.      USA PATRIOT Act Notice. Each Lender hereby notifies Borrower, Guarantor and Property Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow each Lender to identify each Loan Party in accordance with the Patriot Act.

Section 12.18.      Discretion. Whenever pursuant to this Agreement, any Lender, the Lenders or the Required Lenders exercise any right given to it or them to approve or disapprove, or any arrangement or term is to be satisfactory to any Lender, the Lenders or the Required Lenders, the decision of such Lender, the Lenders or the Required Lenders to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of such Lender, the Lenders or the Required Lenders, and shall be final and conclusive.

Section 12.19.      Offsets, Counterclaims and Defenses. Any assignee of any Lender’s interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

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Section 12.20.      No Joint Venture or Partnership, No Third Party Beneficiaries; Release of Claims against Lenders. (4) Borrower, Guarantor and each Property Guarantor, on the one hand, and the Lenders, on the other hand, intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lenders. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Guarantor and each Property Guarantor, on the one hand, and Collateral Agent or the Lenders, on the other hand, or to grant Collateral Agent or the Lenders any interest in any Collateral Property other than that of mortgagee, beneficiary or lender.

(b)      This Agreement and the other Loan Documents are solely for the benefit of the Lenders and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Collateral Agent, the Lenders and Borrower (or an Affiliate of either of the foregoing acting on behalf of Borrower, Collateral Agent or the Lenders, as applicable) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of the Lenders to make the Loans hereunder are imposed solely and exclusively for the benefit of the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders will refuse to make the Loans in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Required Lenders if, in the Required Lenders’ sole discretion, the Required Lenders deems it advisable or desirable to do so.

(c)      Each Loan Party, on its own behalf and on behalf of its respective past, present and future representatives, partners, operators, members, shareholders, officers, directors, agents, employees, servants, Affiliates and Subsidiaries, successors and assigns (hereinafter referred to collectively as the “Loan Party Group”), hereby waives, releases and forever discharges COLLATERAL AGENT, EACH Lender, Servicer and COLLATERAL AGENT’S AND EACH Lender’s respective past, present and future officers, directors, Subsidiary and Affiliates, agents, servants, employees, shareholders, partners, members, operators, representatives, successors, assigns, attorneys, accountants, investment managers, funds, assets and properties, as the case may be (hereinafter referred to collectively as the “Lender Group”), from and against all manner of actions, cause and causes of action, suits, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatever kind and nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, whether arising in contract, tort or other legal theory (collectively, the “Lender Claims”), that any of the Loan Party Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Lender Group arising out of or in any way connected to any actions taken or not taken with respect to the loans, negotiation of the Loan Documents, the administration and servicing of the loans and/or the exercise of

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lender’s rights and remedies hereunder. The Loan Parties further agree, without any reservation whatsoever, that none of them shall bring any Lender Claims of any type lawfully and validly released in this paragraph. Each of the Loan Parties further covenants, agrees, and warrants, without any reservation whatsoever, that it shall not bring, commence, institute, maintain, prosecute, sue or allow any person, entity or organization under its control to bring, commence, institute, maintain, or prosecute any action at law or in equity or any legal proceeding, claim or counterclaim whatsoever (collectively, a “Non-Permitted Action”) based on or with respect to any Lender Claim released hereunder. The Loan Parties, for themselves and on behalf of the Loan Party Group, further agree that in the event of a Non-Permitted Action by a member of the Loan Party Group, EACH Lender shall have an absolute right to a seek declaratory judgment to enforce the provisions of this paragraph and other legal and/or equitable remedies, including without limitation, seeking injunctive relief, all without necessity for posting a bond or other security with the applicable court of competent jurisdiction.

Section 12.21.      Publicity. All news releases, publicity or advertising by Borrower or their respective Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Lenders or any of their respective Affiliates shall be subject to the prior written approval of the Required Lenders. Notwithstanding the foregoing, disclosure required by any federal or state securities laws, rules or regulations, as determined by Borrower’s counsel, shall not be subject to the prior written approval of the Lenders.

Section 12.22.      Waiver of Marshalling of Assets. To the fullest extent permitted by Applicable Law, each Loan Party, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Loan Party and of the Collateral Properties, or to a sale in inverse order of alienation in the event of foreclosure of any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Collateral Agent or the Lenders under the Loan Documents to a sale of the Collateral Properties for the collection of the Obligations without any prior or different resort for collection or of the right of Collateral Agent or the Lenders to the payment of the Obligations out of the net proceeds of the Collateral Properties in preference to every other claimant whatsoever. In addition, each Loan Party, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Collateral Properties or require Collateral Agent or the Lenders to exhaust their remedies against the Collateral Properties or any combination of the Collateral Properties before proceeding against any other Collateral Property or combination of Collateral Properties; and further in the event of such foreclosure Borrower hereby expressly consents to and authorizes, at the option of the Required Lender, Collateral Agent’s foreclosure and sale either separately or together of any combination of the Collateral Properties.

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Section 12.23.      Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Loan Party acknowledges that, with respect to the Loans, each Loan Party shall rely solely on its own judgment and advisors in entering into, the Loan without relying in any manner on any statements, representations or recommendations of Collateral Agent or any Lender or any parent, subsidiary or Affiliate of Collateral Agent or any Lender. No Lender shall be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of any Lender of any equity interest any of them may acquire in any Loan Party, and each Loan Party hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to any Lender’s exercise of any such rights or remedies. Each Loan Party acknowledges that the Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or their Affiliates.

Section 12.24.      Brokers and Financial Advisors. Borrower and the Lenders hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agree to indemnify, defend and hold Collateral Agent and the Lenders harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Collateral Agent’s and the Lenders’ reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 12.24 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

Section 12.25.      Time of the Essence. Time is of the essence in the Loan Documents.

Section 12.26.      ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF, SHALL SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS OF THE PARTIES, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

PLYMOUTH INDUSTRIAL OP, LP, a Delaware limited partnership

By:	Plymouth Industrial REIT, Inc., a Maryland corporation, its sole general partner

By:      /s/ Jeffrey E. Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

GUARANTOR:

PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation

By:      /s/ Jeffrey E. Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

PROPERTY GUARANTORS:

Plymouth 8288 Green Meadows LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 8273 Green Meadows LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

[Signature Page to Loan Agreement]

Plymouth 7001Americana LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 3100 Creekside LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth Shelby LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 3940 Stern LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 1875 Holmes LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

[Signature Page to Loan Agreement]

Plymouth 1355 Holmes LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 189 Seegers LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 11351 West 183rd LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 2401 Commerce LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

Plymouth 210 American LLC, a Delaware limited liability company

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

[Signature Page to Loan Agreement]

Plymouth 3500 Southwest LLC, a Delaware limited liability

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

LENDERS:

SENATOR GLOBAL OPPORTUNITY MASTER FUND L.P, a Cayman Islands limited partnership

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:  President

[Signature Page to Loan Agreement]